                                                               EXHIBIT 10



                                           LEASE


                                       By and Between

                            Brandywine Operating Partnership, L.P.

                                       ("Landlord")


                                            and


                                         Axiom Inc.

                                         ("Tenant")




                   4000 Midlantic Drive and a Portion of 2000 Midlantic Drive
                                  Mount Laurel, New Jersey

                              TABLE OF CONTENTS


                                                                           Page
                                                                           ----

I.       TERMS........................................................       1
II.      DELIVERY OF POSSESSION.......................................       6
III.     SECURITY DEPOSIT.............................................       6
IV.      USES.........................................................       7
V.       ISRA COMPLIANCE/HAZARDOUS SUBSTANCES.........................       7
VI.      LATE CHARGES/INTEREST........................................      11
VII.     REPAIRS AND MAINTENANCE......................................      11
VIII.    UTILITIES AND SERVICES.......................................      12
IX.      COST OF SERVICES AND UTILITIES...............................      14
X.       PROPERTY TAXES...............................................      18
XI.      TENANT'S INSURANCE...........................................      19
XII.     LANDLORD'S INSURANCE.........................................      20
XIII.    DAMAGE OR DESTRUCTION........................................      21
XIV.     MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF
         FIXTURES.....................................................      21
XV.      ACCEPTANCE OF PREMISES; TERM COMMENCEMENT....................      23
XVI.     LANDLORD'S BASE BUILDING.....................................      24
XVII.    ACCESS.......................................................      24
XVIII.   WAIVER OF SUBROGATION........................................      25
XIX.     INDEMNIFICATION AND WAIVER OF CERTAIN CLAIMS.................      25
XX.      ASSIGNMENT AND SUBLETTING....................................      26
XXI.     SIGNS: ADVERTISING...........................................      29
XXII.    LIENS........................................................      29
XXIII.   DEFAULT......................................................      30
XXIV.    SUBORDINATION; NON-DISTURBANCE; ATTORNMENT...................      33
XXV.     SURRENDER OF POSSESSION......................................      33





                                     G-1




XXVI.      NON-WAIVER................................................       33
XXVII.     HOLDOVER..................................................       34
XXVIII.    CONDEMNATION..............................................       34
XXIX.      NOTICES...................................................       34
XXX.       MORTGAGEE PROTECTION......................................       35
XXXI.      COSTS AND ATTORNEYS' FEES.................................       35
XXXII.     BROKERS...................................................       35
XXXIII.    LANDLORD'S LIABILITY AND DEFAULT..........................       36
XXXIV.     ESTOPPEL CERTIFICATES.....................................       36
XXXV.      FINANCIAL STATEMENTS......................................       37
XXXVI.     TRANSFER OF LANDLORD'S INTEREST...........................       37
XXXVII.    RIGHT TO PERFORM..........................................       37
XXXVIII.   EARLY TERMINATION.........................................       38
XXXIX.     SALES AND AUCTIONS........................................       38
XL.        ACCESS TO ROOF............................................       38
XLI.       SECURITY..................................................       38
XLII.      WARRANTIES OF LANDLORD AND TENANT.........................       38
XLIII.     NO ACCORD OR SATISFACTION; STRICT PERFORMANCE REQUIREMENT.       39
XLIV.      STAIRWAY CONSTRUCTION.....................................       39
XLV.       PARKING...................................................       39
XLVI.      GENERAL PROVISIONS........................................       40
XLVII.     RULES AND REGULATIONS.....................................       41
XLVIII.    Intentionally Omitted.....................................       42
XLIX.      WAIVER OF JURY TRIAL; COUNTERCLAIMS.......................       42
L.         RENEWAL OPTION............................................       42
LI.        ADDITIONAL TENANT ALLOWANCE...............................       43
LII.       ADDITIONAL SCHEDULES......................................       43



                                                                         Page
                                                                         ----


EXHIBIT A  -  Location and Dimensions of 2000 Premises
EXHIBIT B  -  List of Existing Tenants
EXHIBIT C  -  Tenant Plans
EXHIBIT D  -  Rules and Regulations
EXHIBIT E  -  Janitorial Specifications
EXHIBIT F  -  Estimated Costs Allocable to the Premises for Year
               Lease Commences
EXHIBIT G  -  Declaration of Lease Commencement
EXHIBIT H  -  Landlord's Base Building Work
EXHIBIT I  -  Signs
EXHIBIT J  -  Township Letter
EXHIBIT K  -  Form of Subordination, Non-Disturbance and Attornment
               Agreement
EXHIBIT L  -  Sketch of Stairway

                                    LEASE

    THIS LEASE is made this 26th day of August, 1997, by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership ("LANDLORD"), c/o Brandywine Realty Services Corp., Plaza 1000 at Main Street, Suite 400, Voorhees, New Jersey 08043, and Axiom Inc. a Delaware corporation ("TENANT") with a mailing address of 351 New Albany Road, Moorestown, New Jersey 08057.

                              R E C I T A L S:

    Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

    NOW THEREFORE Landlord and Tenant agree to the following, unless otherwise specifically modified by provisions of this Lease:

1.  TERMS.

    1.1  Premises. The premises demised by this Lease are approximately
(A) 46,945 rentable square feet (the "4000 PREMISES"), being the entire rentable area of the three (3) story building commonly known as 4000 Midlantic Drive, Mount Laurel, New Jersey (the "4000 BUILDING"), (B) 15,807 rentable square feet as more fully shown on Exhibit A attached hereto (the "2000 PREMISES"), being a portion of the 4th floor in the four (4) story building commonly known as 2000 Midlantic Drive, Mount Laurel, New Jersey (the "2000 BUILDING") and (C) together with a nonexclusive right to use parking, walks, access roads and land surrounding the Buildings (as hereinafter defined) and other common areas, subject to the limitations set forth herein. Subject to all applicable municipal and governmental approvals and regulations, Landlord shall use its commercially reasonable efforts to provide Tenant with the exclusive use of the common atrium area between the 4000 Building and the 2000 Building. Collectively, the 4000 Building and the 2000 Building shall be referred to herein as the "BUILDINGS" and the 4000 Premises and the 2000 Premises shall be referred to as the "PREMISES". No easement for light or air is incorporated in this Premises.

         1.1.1.  Right of First Offer.

                 (a) Tenant shall have a continuing "RIGHT OF FIRST OFFER" until the end of the 42nd month after the LCD (the "42 MONTH PERIOD") to rent from Landlord any other space in the 2000 Building subject to the rights of current tenants ("FIRST OFFER SPACE"), as hereafter provided. If, at any time and from time to time, prior to the end of the 42nd Month Period (time being of the essence and not being subject to Force Majeure), Landlord shall receive a BONA FIDE offer from a third party to lease any of the First Offer Space, which offer Landlord shall desire to accept, or if any First Offer Space becomes vacant, Landlord shall, before accepting any such offer, and Landlord may, if such space becomes vacant, promptly notify Tenant that such offer or vacancy exists and such notice shall indicate the name and business of such third party or such vacancy (the "First Offer Notice"). Tenant may, thereafter, elect to lease the First Offer Space in question by giving notice to Landlord within thirty (30) days from the receipt of the First Offer Notice from Landlord. If Tenant fails to exercise the Right of First Offer within the aforesaid thirty (30) day period, then with respect to the party referred to in the First Offer Notice, if Landlord leases such space to such party the Right of First Offer shall lapse. If Landlord does not lease such space to the party referred to in the First Offer Notice within one year of the expiration of the thirty (30) day period, Tenant shall thereafter have a Right of First Offer for such space at the then quoted market rates and terms (as such rates and terms are revised, if at all, from time to time), as such are being offered by Landlord.

                 (b) In addition to the foregoing, in the event any existing tenants of the 2000 Building (i) exercise early termination rights, (ii) are evicted from the 2000 Building, or (iii) otherwise permanently abandon their respective premises and terminate their respective leases, Landlord shall notify Tenant in writing of such events, and Tenant shall have the aforesaid thirty (30) day period to exercise its right of First Offer on any such space which becomes available. Moreover, attached hereto as Exhibit B is a list of tenants whose existing leases expire during the aforesaid forty two month period (the "Expiring Leases"). The parties acknowledge that the Exhibit is based on Landlord's knowledge without independent verification or inquiry. With respect to the Expiring Leases, Landlord may, but shall not be obligated to, notify Tenant no more than six months prior to a lease expiration of such Expiring Leases. Upon receipt of written notice from Landlord regarding an Expiring Lease, Tenant, with respect to the specific premises noted in Landlord's notice, may exercise its First Offer rights within the aforementioned thirty (30) day period. If Tenant fails to respond to Landlord's notice within the thirty (30) day period or fails to exercise its First Offer right, such space shall not be subject to Tenant's right of First Offer and Landlord may negotiate the lease of such specific premises with the then current tenant or its affiliates. If Landlord fails to enter a new lease with the then current tenant or its affiliates for the specific premises which are the subject of Landlord's notice, then such space shall once again become subject to the First Offer rights of Tenant for any other prospective tenant for the 42 Month Period set forth above.

              (c) First Offer Space which becomes part of the Premises pursuant to a Right of First Offer are granted upon the same terms, covenants, conditions and provisions as set forth in this Lease as to the initial 2000 Premises except that the annual Base Rent per square foot of the portion of the First Offer Space in question shall commence at the then annual rate set forth for the 2000 Premises for the time in question, in the Rent Schedule and shall follow the rate and timing of increases set forth in the Rent Schedule.

              (d) Landlord shall construct the First Offer Space for Tenant in accordance with the procedures set forth on Exhibit C at Tenant's cost; provided, however, Tenant shall receive a TI Allowance for the First Offer Space which Tenant timely exercises its option during the 42 Month Period as set forth herein in an amount equal to the product of (A) $25.00/square rentable foot of First Offer Space taken by Tenant, multiplied by the result of (X) the number of months remaining in the Term (as calculated from the LCD), divided by, (Y) the number of months in the Term (e.g., if Tenant exercises its option in the 13th month from the LCD, it will receive a $22.50 TI Allowance/square foot which is $25.00 x 108 divided by 120). The rent commencement date for the First Offer Space shall be determined in accordance with Section 15 hereof and shall include an Installation Period (as hereinafter defined.)

              (e) Landlord agrees that upon the exercise of a Right of First Offer to promptly give notice to any other tenant in the First Offer Space in question of the exercise of such right. Landlord, however, shall have no liability with respect to the Landlord's failure to secure vacant possession of the First Offer Space in question.

              (f) After the expiration of the 42 Month Period, Tenant shall have a Right of First Offer on any available space in the 2000 Building at the then quoted market rates and terms, as such rates and terms are revised, if at all, from time to time, then being offered by Landlord at the 2000 Building. Tenant shall have thirty (30) days from its receipt of Landlord's notice advising Tenant of same to exercise this Right of First Offer upon written notice from Landlord of available space, time being of the essence. If Landlord reduces its then being offered market rate quotes for available space after Tenant has not exercised its Right of First Offer for such space, Landlord shall provide Tenant with notice of such reduced rate and, thereafter, Tenant shall have thirty (30) days from it receipt of Landlord's notice advising Tenant of such reduced rate to exercise its Right of First Offer for such space, such Right of First Offer to once again be applicable for such space at such reduced rate, time being of the essence.

     1.2  Agreed Areas.

     Total rentable area of the 4000 Building: 46,945 square feet;

     Area of 4000 Premises:  46,945 rentable square feet;

     Tenant's percentage of the 4000 Building: 100%, which percentage shall also be referred to herein as "TENANT'S SHARE for 4000 PREMISES."

     Total rentable area of the 2000 Building: 121,658 square feet;

    Area of 2000 Premises: 15,807 rentable square feet;

    Tenant's percentage of the 2000 Building: 12.99%, which percentage shall also be referred to herein as "TENANT'S SHARE FOR 2000 PREMISES."

    Collectively, "Tenant's Share for 4000 Premises" and "Tenant's Share for 2000 Premises" shall be referred to as "TENANT'S TOTAL SHARE".

    1.3  Lease Term.

           (a) The "LEASE COMMENCEMENT DATE" (or "LCD") shall be the "Acceptance Date," as set forth in and determined pursuant to the terms of
Section 15, below, subject to the provisions of Section 1.4.

           (b) "LEASE EXPIRATION DATE" shall be the date which is the day immediately prior to the tenth (10th) anniversary of the Full Rent Commencement Date (as defined in Section (15). In the event the Full Rent Commencement Date is a date other than the first day of a calendar month, the Lease Term shall run for an additional number of days, not greater than thirty (30) so that the Lease Expiration Date is the last day of the month in which the Lease Expiration Date, as determined in the immediately prior sentence, occurred.

           (c) The term of this Lease ("TERM") shall begin on the Lease Commencement Date and end on the Expiration Date or such other date called for in this Lease for Lease Termination. If the initial Term is extended pursuant to the provisions of Article 50 of this Lease, the "Term" shall include such extension.

           (d) Except if due to Tenant Delay, if the Term has not commenced by July 31, 1998 (the "PERPETUITIES DATE"), then this Lease may be terminated by delivery of written notice to Landlord on or before thirty (30) days from the Perpetuities Date by Tenant.

    1.4  Rent Commencement.

           (a) Tenant's obligations hereunder with respect to the basic rent ("RENT") and additional rent are set forth in this Section 1.4. Tenant's obligation to pay Rent and Tenant's Share for Premises 2000 and Tenant's Share for 4000 Premises of Operating Costs and Property Taxes hereunder shall begin on the Acceptance Date (as defined in Section 15.1), provided however, that:

           (b) If Meyer Associates Inc. certified engineering/detail plans "Tenant's Plans" (as defined in Exhibit C) have not been finalized on or before October 15, 1997, then for purposes of the commencement of the payment of Rent, Operating Expenses and Property Taxes, the Acceptance Date will be deemed to be a date, prior to the Acceptance Date determined under Section 15.1, by the number of days between October 15, 1997 and the later date, on which Tenant's Plans were finalized unless such delay in delivery of the Tenant's Plans is due to the wrongful acts of Landlord or such delay is actually reduced during the construction phase of the Landlord Work; and

           (c) If the Acceptance Date is delayed because of a Tenant Delay, then the Acceptance Date will be deemed to be the date, prior to the Acceptance Date determined under Section 15.1, by the number of days equal to the Tenant Delays; and

           (d) The effect of Sections 1.4(a) and (b) will be cumulative. The date so determined on which payments by Tenant of Rent, Operating Expenses and Property Taxes being, is referred to herein as the "RENT COMMENCEMENT DATE" or "RCD".

           (e) "TENANT DELAY" shall mean any and all delays (i) resulting from Tenant's inability or failure timely to meet its obligations under this Lease, including without limitation, all obligations of Tenant and its project manager under the terms of Exhibit C attached hereto; (ii) caused by Tenant's contractor or subcontractors; (iii) resulting from the inclusion in the improvements requested to be performed in the Premises of any items requiring a long lead time for procurement and/or installation, such lead time(s) to be noted in writing by Landlord's contractor in the Schedule of Completion to be attached to the Tenant's Plans; or (iv) resulting from any changes in Landlord's Work (as defined in Exhibit C hereto) pursuant to change orders requested by Tenant which, at the time of the change order is submitted to Tenant for approval, indicates the cause of the delay and estimates the extent of the delay.

         1.5 Basic Rent. The annual basic rent ("RENT") per rentable square foot for the Premises shall be as follows for the indicated Lease Year, and shall be payable by Tenant to Landlord as and when due under the terms of this Lease provided, however that during any "Tenant's Janitorial Period(s)" Rent shall be reduced by $0.96 per square foot per annum, pro rated as applicable.



                               PREMISES 4000 RENT SCHEDULE
                               ---------------------------
                                    (Basic Rent Only)
                                    (Net of Utilities)



                                         Minimum Rent Per.
            Period                       Sq. Ft of Floor Area   Annual Rate   Monthly Rate
-------------------------------------------------------------------------------------------
 On and from the RCD to and including         $16.72/sf         $784,920.36    $65,410.03
 the end of the first Lease Year
-------------------------------------------------------------------------------------------
 Second Lease Year                            $17.08/sf         $801,820.56    $66,818.38
-------------------------------------------------------------------------------------------
 Third Lease Year                             $17.45/sf         $819,190.20    $68,265.85
-------------------------------------------------------------------------------------------
 Fourth Lease Year                            $17.84/sf         $837,498.84    $69,791.57
-------------------------------------------------------------------------------------------
 Fifth Lease Year                             $18.23/sf         $855,807.36    $71,317.28
-------------------------------------------------------------------------------------------
 Sixth Lease Year                             $18.64/sf         $875,054.76    $72,921.23
-------------------------------------------------------------------------------------------
 Seventh Lease Year                           $19.06/sf         $894,771.72    $74,564.31
-------------------------------------------------------------------------------------------
 Eighth Lease Year                            $19.49/sf         $914,958.00    $76,246.50
-------------------------------------------------------------------------------------------
 Ninth Lease Year                             $19.94/sf         $936,083.28    $78,006.94
-------------------------------------------------------------------------------------------
 Tenth Lease Year                             $20.41/sf         $958,147.44    $79,845.62
-------------------------------------------------------------------------------------------





                              PREMISES 2000 RENT SCHEDULE
                              ---------------------------
                                    (Basic Rent Only)
                                    (Net of Utilities)



                                         Minimum Rent Per.
            Period                       Sq. Ft of Floor Area   Annual Rate   Monthly Rate
-------------------------------------------------------------------------------------------
 On and from the RCD to and including         $17.10/sf         $270,299.76    $22,524.98
 the end of the first Lease Year
-------------------------------------------------------------------------------------------
 Second Lease Year                            $17.46/sf         $275,990.28    $22,999.19
-------------------------------------------------------------------------------------------
 Third Lease Year                             $17.84/sf         $281,996.52    $23,499.71
-------------------------------------------------------------------------------------------
 Fourth Lease Year                            $18.23/sf         $288,161.64    $24,013.47
-------------------------------------------------------------------------------------------
 Fifth Lease Year                             $18.63/sf         $294,484.44    $24,540.37
-------------------------------------------------------------------------------------------
 Sixth Lease Year                             $19.04/sf         $300,965.28    $25,080.44
-------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
 Seventh Lease Year                           $19.46/sf         $307,604.28    $25,633.69
-------------------------------------------------------------------------------------------
 Eighth Lease Year                            $19.90/sf         $314,559.30    $26,213.28
-------------------------------------------------------------------------------------------
 Ninth Lease Year                             $20.35/sf         $321,672.48    $26,806.04
-------------------------------------------------------------------------------------------
 Tenth Lease Year                             $20.81/sf         $328,943.64    $27,411.97
-------------------------------------------------------------------------------------------




     1.6. Additional Rent. In addition to the Rent, Tenant shall pay as additional rent, Tenant's Total Share of Operating Costs for the 4000 Premises and the 2000 Premises as described in Section 9, which shall include Tenant's Share of Property Taxes (as described in Section 10), and any rent increases set forth herein, all of which shall be deemed additional rent due under this Lease. Landlord's right in connection with additional rent shall be the same as those for Rent.

     1.7. Payment of Rent and Additional Rent. Tenant shall pay Landlord the Rent, Tenant's Share of Operating Costs and Property Taxes and any other additional rent or other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States. Rent (including any monthly payments of "Estimated Costs Allocable to the Premises" (as defined below) payable in accordance with this Lease) shall be paid in advance on or before the first day of each month, except that the first month's Rent and security deposit shall be paid upon the execution hereof, at the address noted in Section 1.9, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. The specific amount of the Rent payments for the Lease Term are set forth in this Section 1.4. All other payments required to be made by Tenant to Landlord under this Lease for which the payment period is not otherwise specified herein shall be made no later than twenty (20) days after Landlord provides an invoice to Tenant specifying the amount of such payment obligation. All payments of Rent or additional rent herunder shall be paid by Tenant to Landlord at the Payment Address set forth in Section 1.6, below, or as otherwise required pursuant to this
Section 1.4C.

     1.8.  Renewal Term Rent. Rent during the Renewal Term (and defined in
Section 50, below), provided Tenant exercises its renewal option in accordance with this Lease, shall be determined in accordance with the terms of Section 50 of this Lease, and shall be payable on the same terms and conditions as set forth in this Section 1.4.

    1.9.  Notice and Payment Addresses.

          Notice Addresses:

If to Landlord:     John M. Adderly, Jr., Senior Vice President
                    Brandywine Operating Partnership, L.P.
                    Plaza 1000 at Main Street
                    Suite 400
                    Voorhees, New Jersey 08043

With a copy to:     Brad A. Molotsky, Esquire
                    Pepper, Hamilton & Scheetz LLP
                    3000 Two Logan Square
                    18th and Arch Streets
                    Philadelphia, Pennsylvania 19103-2799

If to Tenant:       Pre-Lease Commencement Date    Post Lease Commencement Date
                    Axiom Inc.                     Axiom Inc.
                    351 New Albany Road            4000 Midlantic Drive
                    Moorestown, New Jersey 08057   Mt. Laurel, New Jersey 08054
                    Attn: Greg R. Fagley,          Attn: Greg R. Fagley,
                          Director of Operations         Director of Operations

With a copy to:          Jason Shargel, Esquire
                         Wolf, Block, Schorr and Solis-Cohen
                         12th Floor Packard Building
                         15th & Chestnut Streets
                         Philadelphia, PA 19102-2678

Either party may, by written notice to the other, designate a new address to which all notices hereunder shall be directed.

                         "Payment Address":

                         Brandywine Realty Services Corp.,
                         as agent for Brandywine Operating Partnership, L.P. P.O. Box 8538-363
                         Philadelphia, Pennsylvania 19171

    1.10. Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Lease Commencement Date and terminate on the last day of the twelfth full calendar month after such Lease Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

II. DELIVERY OF POSSESSION.

    Except as set forth herein regarding the Historic Lease (as hereinafter defined), if Landlord is unable to deliver possession of the Premises to Tenant on the date set forth in Section 1.3 above, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Should Landlord tender possession of the Premises to Tenant prior to the date set forth in Section 1.3 above, and Tenant elects to accept such prior tender, then the date set forth in Section 1.3 shall be changed to reflect the date of such tender of possession and accordingly, such occupancy shall be subject to all terms, covenants and conditions of this Lease, including the payment of Rent and Tenant's Share of Operating Costs and Property Taxes (as such terms are hereinafter defined).

III. SECURITY DEPOSIT.

    Cash Deposit. As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit of One Hundred Seventy Five Thousand Eight Seventy Dollars and Two Cents ($175,870.02) (the "Security Deposit") upon execution of this Lease. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, additional rent or any other payment due under this Lease, and the obligation of Tenant to maintain the premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant's default being deemed to have occurred) apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the Security Deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord with interest thereon at standard money market rates per annum shall be repaid to Tenant as follows: (A) $87,935.01, twenty-five months after the Full Rent Commencement Date so long as no uncured Event of Default has occurred and is continuing; and (B) $87,935.01, plus all interest thereon, forty-nine (49) months after the Full Rent Commencement Date so long as no uncured Event of Default has occurred and is continuing. In the event of a sale or transfer of Landlord's estate or interest in the Building, Landlord shall transfer the Security Deposit and the interest thereon to the purchaser or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit.

IV.  USES.

     4.1. Permitted Uses. The Premises are to be used only for general office purposes and incidental uses thereto, including a kitchen area, shower area and dining area ("Permitted Uses") and for no other business or purpose.

     4.2. General Restrictions. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or any other act or thing which disturbs the quiet enjoyment of any other tenant or occupant in the Building. If any office machines or equipment or other activities within the Premises disturb any other tenant or occupant in the Building, then Tenant shall provide adequate insulation, or take such other action, or cease such objectionable activities, as may be necessary to eliminate the noise or disturbance. No machinery, equipment or other thing that could cause unusual vibration, noise, odor or fumes shall be installed or placed in the Premises. Tenant shall not subject any portion of the floor in the Premises to greater loading than that portion of the Premises is designed to carry. Tenant agrees that all outside storage of any kind is prohibited. Parking of inoperable vehicles, non-motorized vehicles or trailers on the parking area provided to Tenant is prohibited.

     4.3. Comply with Laws & Rules. Tenant, at its expense, shall comply with all laws and governmental regulations relating to Tenant's specified use of use of the Premises (including Title I of the Americans with Disabilities Act of 1990, as amended (the "ADA") and Title III of the ADA with respect to all Alterations, if applicable) and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the exterior of the 4000 Premises, the common areas of the 4000 Building, the 2000 Premises and the 2000 Premises Building and for the preservation of good order therein, including the Rules and Regulations set forth in Exhibit D attached hereto and made a part hereof. Tenant agrees to promptly furnish Landlord with a copy of any notice that Tenant receives that indicates Tenant is in violation of any of the foregoing laws or governmental regulations. Landlord shall comply with all laws and governmental regulations relating generally to the ownership, operation and management of the Buildings and to the Premises which is not related to Tenant's specific use thereof or Tenant's Alterations therin, and, as part of Landlord's Work, shall be responsible for procuring all required occupancy permits for the Premises.

V.  ISRA COMPLIANCE/HAZARDOUS SUBSTANCES.

     5.1. General. Tenant represents and warrants that its use of the Premises do not constitute an "Industrial establishment" within the meaning of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., and the Regulations promulgated thereunder (collectively, "ISRA"), and covenants and agrees not to use the Premises in any manner so as to hereafter cause the Premises to be so constituted. Notwithstanding the foregoing, to the extent applicable, Tenant nevertheless agrees to comply with ISRA, and any successor legislation and regulations hereafter enacted and promulgated, in connection with (1) Tenant's use of the Premises, (2) any assignment, sublet or license of the Premises or any part thereof, (3) a termination of this Lease upon a default by Tenant hereunder, (4) any corporate reorganization, consolidation, recomposition or similar change in Tenant's organization, or (5) any other fact or circumstance the existence and continuation of which imposes upon Tenant the obligation to so comply therewith. Tenant shall provide all information within Tenant's control requested by Landlord and/or the Industrial Site Evaluation Element or its successor (the "Element") of the New Jersey Department of Environmental Protection or its successor ("NJDEP") for preparation of a non-applicability affidavit or other submission, and Tenant shall, reasonably promptly after the receipt thereof and provided that Tenant concurs with the information contained therein, execute such affidavit or other submission.

     5.2 Tenant's Covenants. From and after the Lease Commencement Date and during the Term of the Lease, Tenant covenants to and with Landlord as follows:

          (a) After installation of the Landlord Work, the premises and Tenant's Alterations will not contain (A) asbestos in any form, (B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, or (D) other than in de minimus quantities for office use in strict accordance with all Environmental Laws (as hereinafter defined) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq. (the "Spill Act") (collectively, "Environmental Laws"); or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Building (the substances described in (A), (B), (C) or (D) above being hereinafter collectively referred to as "Hazardous Materials"); and (E) the Premises will never be used by Tenant for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials or to refine, produce, store, handle, transfer, process or transport "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k) of the Spill Act.

          (b) Tenant (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials at or on the Premises, (B) shall not store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Premises, and (C) shall to cause its employees, licensees, contractors, agents and invitees (collectively, "Tenant's Agents") to comply with the covenants herein contained.

          (c) In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined), due to Tenant's or its agents or employees' actions or omissions, Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking an completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Premises. If Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a default under Article 23 hereof, and Landlord may, but shall not be obligated to, do whatever is necessary to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the cost thereof shall be borne by Tenant and thereupon become due and payable as additional rent hereunder. Tenant shall give to Landlord and its agent, contractors and employees access to the Premises for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

          (d) Tenant hereby indemnifies and holds Landlord and each of its shareholders, partners, members, subsidiaries, affiliates, officers, directors, partners, employees, agents, trustees, and any receiver, trustee or other fiduciary appointed for the Building, harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claim, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to (A) Tenant's violation of any of its covenants under this Article 5, and (B) any Environmental Liabilities (as hereinbelow defined) in connection with or due to Tenant's or its agents or employees' actions or omissions, the Premises. For purposes of this indemnification clause, "Environmental Liabilities" shall include all costs and liabilities with respect to the future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a "Hazardous Materials Release"), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing indemnification and the responsibilities of Tenant under this Article 5 shall survive the termination or expiration of this Lease.

       (e) Tenant shall promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from the Premises and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises.

      (f) Subject to Landlord's Work and the state of the Premises prior to the Lease Commencement Date, upon expiration of the Term or any Renewal Term, as applicable, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials and any liens, encumbrances and restrictions relating to Environmental Liabilities, so that the condition of the Premises shall conform with all applicable federal, state and local laws, rules, regulations and orders pertaining to health, the environment or Hazardous Materials.

      (g) In the event that there shall be filed a lien against the Building by the NJDEP pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f) or any similar statute or rule as a result of the chief executive of the New Jersey Spill Compensation Fund or other appropriate person having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23, 11g, and/or "Clean-up and Removal Costs", as such term is defined in N.J.S.A. 58:10-23, b11(d), arising from an intentional or unintentional action or omission or Tenant, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k) into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, Tenant shall, within sixty (60) days from the date that Tenant is given notice that the lien has been placed against the Building or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Building to be sold pursuant to the lien, either (A) cause said lien to be removed from the Building, and/or
(B) furnish a bond or title insurance endorsement with respect to such lien in form and substance satisfactory to Landlord in Landlord's sole and absolute discretion.

      (h) Tenant agrees that Landlord shall have the right to conduct, or to have conducted by its agents or contractors, such environmental inspections of the Premises as Landlord shall reasonably deem necessary or advisable from time to time, all in such a manner so as not to unreasonably interfere with Tenant's operation.

      (i) Without limitation of the foregoing, in the event of the failure of Tenant to comply with any of the material requirements of any Environmental Laws, and/or any related regulations, Landlord shall have the right, at the sole option of Landlord, to comply with such statutory or regulatory requirements, and/or to cure any such default at Tenant's sole expense, and all costs and expenses of such compliance and/or cure shall be due and payable from Tenant to Landlord upon demand as additional rent hereunder.

          (j) Notwithstanding the foregoing, the parties acknowledge and agree that Tenant shall not be liable for any Hazardous Substances or violations of Environmental Laws which exist in the Buildings, the Landlord Work and/or the Premises prior to the Lease Commencement Date or which are directly caused by the Landlord or its employees or agents.

     5.3. Landlord Representations, Warranties and Covenants. Landlord represents, warrants and covenants to Tenant as follows:

          (a) To the best of Landlord's knowledge without independent verification, which knowledge is based solely on that certain Phase I Environmental Report of McLaren/Hart dated May, 1997 (the "Environmental Report"), except as set forth in the Environmental Report, the Buildings, the Premises and Landlord's Work do not and will not contain any Hazardous Substances or Hazardous Materials other than in de minimus quantities for office use in accordance with all Environmental Laws.

          (b) Landlord (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials at or on the common areas of the Buildings, (B) shall not store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the common areas of the Buildings, and (C) shall to cause its employees, licensees, contractors, agents and invitees (collectively, "Landlord's Agents") to comply with the covenants herein contained.

          (c) In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Buildings or the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined), due to Landlord's or its agents or employees' actions or omissions, Landlord shall, at the direction of any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, including without limitation, the undertaking an completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Buildings and/or the Premises, as the case may be.

          (d) Landlord hereby indemnifies and holds Tenant and each of its shareholders, partners, members, subsidiaries, affiliates, officers, directors, partners, employees, agents, trustees, and any receiver, trustee or other fiduciary appointed for the Premises, harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to (A) Landlord's violation of any of its covenants under this
Article 5, and (B) any Environmental Liabilities in connection with or due to Landlord's or its employees' actions or omissions, which affect Tenant or the Premises. The foregoing indemnification and the responsibilities of Landlord under this Article 5 shall survive the termination or expiration of this Lease.

          (e) Landlord shall promptly notify Tenant in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from the Building. Tenant shall have the right, if obligated by applicable Environmental Law, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises.

          (f) Without limitation of the foregoing, in the event of the failure of Landlord to comply with any of the material requirements of any Environmental Laws, and/or any related regulations which materially and adversely affect the safety and/or welfare of Tenant or its employees or customers. Tenant shall have the right, after 30 days prior written notice to Landlord and Landlord's failure to diligently prosecute the cure of same, at the sole option of Tenant, to comply with such statutory or regulatory requirements, and/or to cure any such default at Landlord's sole expense, and all costs and expenses of such compliance and/or cure shall be due and payable from Landlord to Tenant within five (5) business days of written demand.

VI.  LATE CHARGES/INTEREST.

     6.1. Late Charge. Tenant hereby acknowledges that late payment to Landlord of Rent or additional rent or other sums due hereunder will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent, additional rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten
(10) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorney's fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder; provided, however, no late charge shall apply for the first late payment due and made hereunder by Tenant within ten
(10) days of Landlord's notice of such lateness. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

     6.2. Interest. In addition to the administrative late charge provided for under Section 6.1, above, if any Rent, additional rent or other sum due from Tenant to Landlord is not paid as and when due under this Lease, such unpaid amount shall bear interest from the eleventh day after the date such payment was due until paid at an annual rate of interest (the "Default Rate") equal to the lesser of (a) the "prime rate" of interest as published in the Wall Street Journal (or any successor publication thereto) from time to time plus three percent (3%), or (b) the highest annual rate of interest permitted under applicable law.

VII.  REPAIRS AND MAINTENANCE.

     7.1. Landlord Obligations. Landlord shall maintain, repair, and where necessary, replace the common areas of the 2000 Building, such as lobbies, elevators, stairs, and corridors, the roof, building systems, foundations, structural elements and exterior walls of the 2000 Building, the elevators, stairs, corridors, roof, foundations, building systems, structural elements and exterior walls of the 4000 Building, the common atrium area between the Buildings and the underground utility and sewer pipes outside the exterior walls of the Buildings, if any, provided that, to the extent any of such repairs is rendered necessary by virtue of any Tenant sign or other equipment to be maintained by Tenant, Tenants' Alterations, the negligence or willful misconduct of Tenant, its Agents, customers, or guests, and the full cost thereof is not covered by the all-risk casualty insurance carried by Landlord under this Lease, Tenant shall be obligated to reimburse Landlord for all costs sustained by Landlord in connection with such repair, as additional rent hereunder, which reimbursement shall be due no later than ten
(10) days after Landlord's written demand. Landlord shall perform all work, at Landlord's sole cost and expense, required to correct defects in the Landlord Work pursuant to the Landlord Warranty. Landlord shall comply with Title III of the ADA in connection with the common areas of the 2000 Building and the Landlord Work.

     7.2. Competitive Bidding. At least once every two (2) years, commencing with the Calendar Year 1999, if requested by Tenant (which request may not be made sooner than July 1 of the year immediately preceding the Calendar Year in question, nor later than October 31 of the year immediately preceding the Calendar Year in question), Landlord will use reasonable efforts to locate "Acceptable Vendors" (defined below) to provide insurance, janitorial and repair and maintenance services for which Tenant will be responsible pursuant to Section 9.3. If Landlord locates an Acceptable Vendor(s) for such services at the 2000 Premises, Landlord will competitively bid for a service contract from same, and Landlord in its reasonable discretion, may select between or among the responses to such bid request, and need not merely take the lowest bid but may weigh, in its reasonable judgment, the home base, reputation, cost and details of the service contract and insurance companies and coverage in question, and such other factors as in Landlord's opinion bear on the selection(s). So long as Landlord makes its selection(s) in good faith, Landlord shall have no liability under this section to Tenant. In addition to the foregoing, in connection with the 4000 Building, if Landlord locates an Acceptable Vendor(s) for services for the 4000 Building, Landlord will competitively bid for a service contract from same, and to the extent Landlord desires to not select the lowest bid, but prefers a different Acceptable Vendor, such alternate vendor shall be subject to the reasonable approval of Tenant. For purposes of this Section, the term "Acceptable Vendor(s)" shall mean vendors, insurance brokers and insurance companies whom Landlord believes are financially responsible, with a reasonably good reputation, and whom Landlord believes, in good faith, can perform or provide the service in question at a level commensurate with an office park similar to the office park in which the Building is located.

     7.3. Premises. Subject to Landlord's obligations pursuant to Section 7.1 herein, Tenant shall be exclusively responsible for the repairs and maintenance to the interior of the Premises, all exterior equipment installed by Tenant and Tenant's Alterations, and Landlord shall be under no obligation to inspect the Premises. Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises (including carpeting, if any) in good order and condition, reasonable wear and tear excepted, free of accumulation of dirt and rubbish, and shall promptly make all repairs and maintenance to the interior finish items. When used in this
Section 7.3 only, the term "Repairs" and "Maintenance" shall not include capital repairs, replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Landlord Work.

     7.4. Damage to Property. Any and all damage or injury to the Premises or the Buildings caused by moving the property of Tenant into or out of the Premises shall be repaired at the sole cost of Tenant. All hand carts used in delivery, receipt or movement of freight, supplies, furniture or fixtures shall be equipped with rubber tires and side guards. Tenant shall cooperate in identifying delivery contractors and movers causing damage to the Buildings. Maintenance and repair of equipment such as kitchen fixtures, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, or Tenant rugs and drapes within the Premises whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

     7.5. Reporting; Costs. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Except in connection with Section 37 hereof, Tenant hereby waives the right to make repairs at Landlord's expense under any other law, statute or ordinance now or hereafter in effect. All expenses incurred by Landlord pursuant to this Article 7 (to the extent not payable directly by Tenant as above provided) will be included within "Other Operating Costs" as defined in Section 9.1.3, below.

     7.6. Liability. Landlord shall not be liable by reason of any injury to or interference with Tenant's business or other actual or consequential damages arising from the making of any repairs, alterations, additions, or improvement in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as set forth in
Article 13 (Damage or Destruction) hereof.

VIII.  UTILITIES AND SERVICES.

     8.1. Heat, Hot Water, Air-Conditioning. Landlord shall furnish heat, hot water, electricity, water, sewer, gas and air-conditioning to the Premises and to the bathrooms servicing the Premises in accordance with typical standards for first class office buildings in Southern New Jersey. The cost of the aforesaid utilities shall be paid by Tenant pursuant to Article IX hereof, such utilities to be provided in accordance with the standards attached hereto as Exhibit H.

         8.1.1. Electrical Risers. In addition to providing the services mentioned above, during all time during the Term, Landlord shall furnish to Tenant, the risers and conduits currently existing at the Premises, for Tenant's use in distributing electricity from the public utility company providing electricity to the Premises. Tenant shall not overload any such risers or conduits, and shall, at its sole cost, repair its electric meters and related installations.

          8.1.2. Water and Sewer. In addition to providing the services mentioned above, during all times during the Term, Landlord shall furnish to Tenant, the water and sewer pipes and conduits currently existing at the Premises, for Tenant's use in distributing water and sewage service to and from the public utility or other entity providing water and sewer service to the Premises. Tenant shall not overload or clog any such pipes or conduits, and shall, at its sole cost, repair its meters and related installations.

          8.1.3. Gas Service. In addition to providing their services mentioned above, during all times during the Term, Landlord shall furnish to Tenant, the gas pipes and conduits currently existing at the Premises, for Tenant's use in distributing natural gas from the public utility company or other entity providing gas to the Premises, if any. Tenant shall not overload or clog any such pipes or conduits, and shall, at its sole cost, repair its gas meters and related installations.

     8.2. Hours of service for the 2000 Premises. From 7:00 a.m. to 6:00 p.m. on weekdays ("Normal Business Hours") and from 8:00 a.m. to 12:00 p.m. on Saturday ("Saturday Mornings") (excluding those holidays set forth in the Rules and Regulations attached hereto as Exhibit D), Landlord shall furnish to the 2000 Premises electricity for lighting and operation of low-power usage office machines, water, heat and air conditioning "HVAC", and elevator service. During all other hours, Landlord shall furnish such services to the 2000 Premises except for heat and air conditioning. Landlord shall furnish electricity to the 4000 Building at all hours, which usage shall be controlled by Tenant. HVAC shall be provided at the times set forth above so as to heat the Premises to a minimum of 70DEG. F between October 1 and May 1 and cooled to a maximum of 76DEG. F between May 1 and October 1, subject to revision as necessary to comply with federal, state or municipal laws, orders, rulings, statutes or guidelines from time to time in effect during the Term of this Lease.

          8.2.1. Additional Services. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings to the 2000 Premises and the cost of such services (which are $42.00/hour) shall be paid by Tenant as additional rent, payable within 20 days of demand. If the quantity or kind of utilities or services furnished by Landlord to the Premises to meet Tenant's requirements is excessive or abnormal relative to the utilities and services consumed by office tenants generally, Tenant shall reimburse Landlord upon demand for the additional cost resulting from Tenant's excessive or abnormal consumption. In addition to the foregoing, (i) Tenant shall be entitled to the most favorable fixed rate or other charge established for such Additional Services with any other tenant at the 2000 Building and (ii) tenant shall not be responsible for any Additional Service charges for the 4000 Building which electric charges for the 4000 Building will be directly billed to Tenant from the applicable service provider. A separate electric meter for the 4000 Building and a separate electric submeter for the 2000 Building currently are located at the respective Premises.

          8.2.2. Janitorial Services. Landlord shall also provide toilet room supplies, window washing at reasonable intervals, light bulbs and fluorescent tubes (which shall include the labor and materials involved in replacing same), and customary Building janitorial service as set forth on Exhibit E (subject to Section 9.1.3(A)(iv) or other types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants, all of which shall constitute Other Operating Costs and shall be payable, if at all, as provided in Section 9.1.3 of this Lease).

          8.2.3. Landlord Not Liable. Landlord shall not be liable for any loss, injury or damage to property, or for loss of business or business interruption damages, caused by or resulting from any variation, interruption, or failure of Landlord's services due to any cause whatsoever, or from failure to make any required repairs or perform any required maintenance. If any public utility or governmental authority shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Buildings, Landlord and Tenant, as the case may be, shall comply with such requirements, without any abatement or reduction of the Rent, additional rent or other sums payable by Tenant hereunder.

     8.3. Recycling Regulations. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the

Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (a) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (b) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, using a contractor reasonably satisfactory to Landlord, and (c) to require Tenant to pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations.

     8.4. Interruption; Stoppage. Landlord does not warrant that the services described in Sections 8.1 and 8.2, above, shall be free from any slowdown, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies or caused by the maintenance, repair, substitution, renewal, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and, without limitation, no such slowdown, interruption or stoppage of any of such services shall ever be deemed or construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Rent or additional rent payable hereunder; provided, however, if the aforesaid services are interrupted such that the Premises cannot be occupied for three
(3) consecutive business days, and as a result thereof, Tenant cannot use the Premises for its normal business operations, Tenant shall be entitled to a rent abatement for its Base Rent from and after the fourth consecutive business day until the interruption ceases or the stoppage is eliminated. Any security measures that Landlord in its sole discretion may undertake are for protection of the Building only and shall not be relied upon by Tenant to protect Tenant, Tenant's property, or employees, or their property and Landlord shall not be liable to Tenant in the event of the failure of any such security system. Unless otherwise provided in this Lease, Landlord is not obligated to provide any such security services, but if it does, same shall be within the definition of Other Operating Costs.

IX.  COST OF SERVICES AND UTILITIES.

     9.1. Definitions. In addition to the Rent, from and after the thirteenth month after the Lease Commencement Date, Tenant shall have the obligation to pay to Landlord the Actual Costs Allocable to the Premises (as defined in Section 9.1.7. below which definition deducts the Base Costs from the Actual Costs under this Article 9) as additional rent. Tenant acknowledges and agrees that Tenant shall make monthly payments, in advance, toward the Actual Costs Allocable to the Premises, which payments shall be based on estimates provided by Landlord, as set forth herein. Such estimates shall be referred to as the "Estimated Costs Allocable to the Premises" (as more fully set forth below.) Notwithstanding the foregoing, Tenant's direct electric usage for the Premises shall either (i) be directly billed from the third party service provider for the 4000 Building or (ii) be billed by landlord without mark-up based on the submeter readings for the 2000 Building, such "Direct Tenant Usage Charges" to be paid without regard to a Base Amount from and after the Lease Commencement Date. Tenant's payments shall be made as provided herein, and shall be subject to an annual reconciliation of Actual Costs Allocable to the Premises to Estimated Costs Allocable to the Premises, as provided herein, using the following definitions:

     9.1.1. "Operating Costs" shall include Costs of Utilities and Other Operating Costs, all of which are incurred in the same manner as if such costs were an un-reimbursable obligations of Tenant and other tenants.

     9.1.2. "Costs of Utilities" shall mean all expenses paid or incurred by Landlord for utility service to the Building, including any surcharges imposed, and including without limitation costs of providing water, gas, sewer service, oil and any other utility services provided to or used by Tenant and other Building tenants and occupants, provided however, Costs of Utilities shall not include amounts due by Tenant to third parties or Landlord, as the case may be, under Sections 8.1 or 9.1.10(iii).

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    9.1.3.    (a)  "Other Operating Costs" shall mean all other expenses paid or incurred by Landlord for maintaining, operating, repairing, and managing the (i) Building, (ii) Premises, (iii) the personal property used in conjunction therewith, (iv) the Building roof, and (v) the land upon which the Building is situated. Such costs shall include, without limitation:

                   (i) Property Taxes (as defined and calculated in accordance with Section 10).

                   (ii) all expenses incurred by Landlord in connection with the servicing, operation, maintenance and repair of the Buildings and related interior and exterior appurtenances of which the Premises are a part, including lighting, cleaning, insuring, removing snow, ice and debris, policing and regulation of traffic in the area immediately adjacent to the Buildings. (Certain of these expenses may be apportioned among two (2) or more buildings in the same office park or locality owned by Landlord if services are provided to both (or more) buildings by a single contractor or employee, which apportionment shall be determined by Landlord in its sole but reasonable discretion);

                   (iii)  cleaning, maintenance and other supplies;

                   (iv) janitorial service, in accordance with the Janitorial Specifications set forth in Exhibit E hereto, including janitorial equipment and supplies; provided, however, that Tenant, on not less than thirty (30) days notice to Landlord, may elect to provide its own janitorial services to the 4000 Premises provided such janitorial service provider maintains a proper "honesty" bond in favor of Landlord and Tenant and provided such janitorial service is licensed to do business in the State of New Jersey. If Tenant so elects and Landlord so approves, Tenant, at Tenant's sole cost and expense, but subject to the operating expense credit set forth in Section 9.2 hereof, shall provide janitorial services to the 4000 Premises. The period of the time during which Tenant and not Landlord is providing janitorial services to the Premises hereunder, shall be referred to as "Tenant's Janitorial Period(s)";

                    (v) window cleaning and window glass replacement and repair;

                    (vi)  landscaping services of independent contractors;

                    (vii) compensation (including employment taxes and fringe benefits) of all persons who (and to the extent they) perform duties in connection with the operation, maintenance and repair of the Building;

                    (viii) all costs and expenses of repairing (but not replacing) curbs, walkways, landscaping (including replanting and replacing flowers and other plantings), drainage and lighting facilities in the Building and areas immediately adjacent thereto;

                    (ix) all premiums for insurance obtained by Landlord (pursuant to Section 12 hereof);

                    (x)   permits and inspection fees;

                    (xi) management fees not to exceed five (5%) percent of the gross Rent payable by all Building tenants;

                    (xii) legal fees and costs incurred in connection with contesting the amounts or the imposition of any Property Taxes;

                    (xiii) electricity and fuel used in lighting, heating, ventilating, and air conditioning of the common areas;

        (xiv) maintenance of mechanical and electrical equipment including heating, ventilating and air conditioning ("HVAC") equipment in the Premises;

        (xv) maintenance of elevators, restrooms, lobbies, hallways and other common areas of the Building;

        (xvi) water and sewer rents in the amount actually levied by the utility authority supplying same, and standby fees for sprinkler service;

        (xvii) all costs associated with repairing, maintaining, operating and monitoring any energy management system, security system or sprinkler system; and

        (xviii) accounting fees and any other expense or charge (whether or not hereinbefore described) which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating or repairing the Building, or any part thereof.

     (b) The following are specifically excluded from Operating Costs: (a) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made (and which, as to Tenant, shall be payable within ten (10) days of written demand); and (b) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices ("GAAP") (except that Operating Costs shall include amortization of the cost of any energy management system or other capital improvements which actually reduces operating expenses or utility costs to the extent of such reduction, or which are required to comply with changes in governmental statutes, laws, ordinances, codes or other regulations relating to the operation of office buildings, and which are made subsequent to the date of this Lease; provided, however, that the amortization period for capital items will be such items useful life in accordance with GAAP; (c) any portion of a repair or replacement which is covered under warranty to the extent that Landlord receives the benefit thereof, net however, of Landlord's costs, if any, of securing performance; (d) any income, sales or excise tax levied upon the rents or other income earned by Landlord; (e) legal and accounting fees except as provided in subsections (xii) and (xviii) above; (f) advertising and marketing expenses; (g) costs of any employees or executives of Landlord not employed full time at the site; (h) matters directly caused by Landlord's or its agents' negligence; (i) matters covered by insurance required hereunder or which are recovered from third parties; and (j) costs incurred to correct construction defects or deficiencies in the Building or the Landlord Work. In the event that Landlord must incur any capital expenditure to comply with any change in any governmental statute, law, ordinance, code or other regulation arising as a direct consequence of Tenant's use of the Premises after the date of this Lease, then tenant shall reimburse Landlord in full for the cost incurred.

  9.1.4. "Calendar Year" shall mean each twelve-month period commencing January 1 and ending December 31.

  9.1.5. "Actual Base Amounts" shall mean the following amounts, it being the intention of Landlord and Tenant that the amounts set forth in this definition shall be final, and not subject to adjustment:

                     2000 Building - $3.93/sq. ft.
                     4000 Building - $3.56/sq. ft.

Each item of Actual Base amount will be referred to as a "Base Amount Item".

  9.1.6. "Actual Costs" shall mean the actual expense paid or incurred by Landlord for Operating Costs for the Building during any Calendar Year of the Lease Term.

  9.1.7. "Actual Costs Allocable to the Premises" shall mean, with respect to the Calendar Year for which such calculation is being made, Tenant's Share of
(A) the Actual Costs for such Calendar Year, minus, (B) the Actual Base Amounts for such Building.

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          9.1.8.  "Estimated Costs" shall mean Landlord's estimate of Actual
Costs Allocable to the Premises for the following Calendar Year, to be given by Landlord to Tenant pursuant to Section 9.3, below.

          9.1.9. "Estimated Costs Allocable to the Premises" shall mean the total amount of monthly estimated payments made by Tenant to Landlord in any Calendar Year pursuant to Section 9.3. below.

          9.1.10. "Costs of Electricity for the 2000 Building" shall mean all costs of electrical service or usage which are paid or incurred by Landlord with respect to the use and operation of the common areas of the 2000 Building (including any surcharge imposed, and including the exterior common areas, if any) but excluding any after-hours electrical costs with respect to which Landlord actually receives reimbursement from Tenant or other tenants under lease provisions providing for payment of an additional, separate charge for after hours HVAC service and electric charges from PSEG billed directly to tenants, electric charges billed to other tenants by Landlord and all Direct Tenant Usage Charges. Tenant acknowledges and agrees that (i) the Premises will be separately metered for electricity, (ii)Tenant shall pay to Landlord, below, an amount equal to Tenant's Share of the Costs of Electricity for the 2000 Building, as and in the manner described in Section 9.7, below. Because Tenant shall be responsible for paying Tenant's Share of the Costs of Electricity for the 2000 Building on a complete pass-through basis, the Costs of Electricity shall not be included as part of the Costs of Utilities, Operating Costs or the Actual Costs hereunder.

     9.2. Janitorial Credit. If Tenant elects to contract with an independent janitorial service pursuant to Section 9.13(iv) hereof, the Actual Base Amounts for the 4000 Building set forth in Section 9.1.5 hereof shall be reduced by $.96, the agreed upon base rate for janitorial services.

     9.3. Estimated Costs Allocable to the Premises. Commencing twelve months from the Lease Commencement Date and, thereafter, with respect to each Calendar Year prior to the commencement of each such Calendar Year, Landlord shall furnish Tenant a written statement of the Estimated costs for such Calendar Year broken down in reasonable detail, and a calculation of the payments to be made by Tenant as follows: Tenant shall pay to Landlord one-twelfth (1 1/12th) of the amount, if any, of Tenant's Share of Estimated Costs for such Calendar Year, which amount shall be payable by Tenant to Landlord as additional rent, as and in the manner provided in Article 3 for each month during such Calendar Year. The amount of Tenant's estimated payments pursuant to this Section 9.3 shall be referred to herein as the "Estimated Costs Allocable to the Premises". If at any time or times during such Calendar Year, it appears to Landlord that the Actual Costs will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Calendar Year and any payments by Tenant of the Estimated Costs Allocable to the Premises for such Calendar Year made subsequent to such recalculation shall be based on such revised estimate. As of the date of execution of this Lease, the Actual Base Amounts for the year in which this Lease commences is an aggregate of $3.56 per square foot for the 4000 Building and $3.93 per square foot for the 2000 Building, as more particularly shown on Exhibit F hereto.

     9.4. Actual Costs. Within one hundred twenty (120) days after the close of each Calendar Year during the Lease Term, Landlord shall deliver to Tenant a written statement broken down in reasonable detail setting forth the Actual Costs Allocable to the Premises during the preceding Calendar Year. To the extent the Actual Cost for the Base Amount Items for any Calendar Year exceeds Estimated Costs Allocable to the Premises paid by Tenant to Landlord pursuant to Section 9.3, Tenant shall pay the amount of such aggregate excess to Landlord as additional rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 9.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. Absent an audit by Tenant pursuant to Section 9.8 hereof, Landlord's determination of Actual Costs Allocable to the Premises may not be revised by Landlord after sixty (60) days from submission. In the event Tenant exercises its audit right hereunder, Landlord shall have an additional period of sixty (60) days from the date of the final audit results to advise Tenant of any revisions to the Actual Costs Allocable to the Premises for the applicable year in questions, and, thereafter, the Landlord's statement of Actual Costs Allocable to the Premises shall become final and shall not be subject to revision by Landlord.

     9.5. End of Term. If this lease begins on a day other than January 1, or terminates on a day other than the last day of a Calendar Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with

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respect to such Calendar Year, shall be prorated on the basis which the number of days during the Term within such Calendar Year bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs Allocable to the Premises with respect to such Calendar Year.

     9.6 Further Adjustment. In the event Landlord shall furnish any utility or service which is included in the definition of Operating Costs to less than 95% of the rentable area of the 2000 Building because (i) the average occupancy level of the 2000 Building for the Base Services Year and/or any subsequent Calendar Year was not ninety-five percent (95%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the 2000 Building, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the Actual Costs for such year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all tenant and occupants in the 2000 Building, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the 2000 Building been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this
Section 9.6 is to ensure that the reimbursement of all Operating Costs is fair and equitably allocated among the tenant(s) receiving the utilities and services in question.

     9.7. Tenant's Audit Right. Tenant shall have the right at its sole costs and expense, to audit and examine Landlord's records pertaining to the Actual Costs, upon not less than twenty (20) days notice to Landlord, by notifying Landlord in writing of its intent to audit and examine such records no more than sixty (60) days after receipt of Landlord's written statement pursuant to Section 9.4, above, for the applicable Calendar Year. Failure to notify Landlord in writing within the sixty (60) day period shall constitute a waiver by Tenant of its rights to audit and examine the records pursuant to this Section 9.8. Any such audit shall be performed at the place where Landlord regularly maintains the applicable financial records of the Building, and during normal business hours. Tenant agrees to provide Landlord with a true and complete copy of any written report and/or written accounting records generated as a result of any such audit. Should Tenant's audit and examination result in an actual increase or decrease in the amount of Actual Costs Allocable to the Premises for the applicable Calendar Year, Landlord shall pay to Tenant or Tenant shall pay to Landlord (as the case may be), the amount of the indicated increase or decrease within thirty (30) days after the results of such audit and examination have been delivered in writing to Landlord and have been accepted by Landlord as accurate; and if such audit and examination results in a five percent (5%) or greater reduction in the amount of Actual Costs, Landlord shall also reimburse Tenant for the actual and reasonable costs of such audit and examination.

X. PROPERTY TAXES

     10.1. "Property Taxes" shall mean any form of real estate tax duty, assessment, license, fee, rent tax, levy, water or sewer rent or tax (unless tenant is to pay same directly if otherwise required under this Lease) penalty (if a result of Tenant's delinquency), or other tax (excluding net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the Building or any part thereof (or on Landlord with respect thereto), the land, the parking area, or any other legal or equitable interest of Landlord in the same, or any rental income derived therefrom, whether any such change or amount is ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, including so called "payments in lieu of taxes." Notwithstanding any other provision of this definition to the contrary, if any authority imposes or assesses or levies a tax on rent or on Landlord as a substitute in whole or in part for a charge otherwise within the definition of Property Taxes, same shall be a Property Tax. Property Taxes, however, exclude personal property taxes payable by Tenant on the property of Tenant located within the Premises, as indicated in Section 10.2 herein.

     10.2 Taxes on Tenant's Personal Property. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment.

     10.3. Tenant's Property Taxes at the 4000 Building. With respect to the 4000 Building, Tenant shall have the right to contest and appeal such Property Taxes with applicable taxing authorities, at Tenant's sole cost and expense. Landlord covenants to cooperate with Tenant in connection with Tenant's appeal and to execute any required proof of ownership documentation required in connection with such appeals. All refunds, rebates, and credits granted by the applicable taxing authorities relating to the periods from and after the Lease Commencement Date with respect to the Property Taxes due at the 4000 Building shall inure to the benefit of Tenant, even if such refunds are obtained after the Lease Termination Date if they relate to the period during which Tenant's Lease was in effect and shall reduce the Property Tax Operating Expenses (as hereinafter defined). If Tenant becomes a tenant with at least 62,000 square feet of rentable space at the 2000 Building, the provisions of this Section 10.3 with respect to the right of contest and appeal Property Taxes shall also apply to the 2000 Building.

     10.4. Property Tax Operating Expenses. The parties acknowledge and agree that the agreed upon base amounts for real property taxes on a square foot basis are as follows: (i) $1.02 for the 2000 Building (the "2000
Building Base Tax Rate") and (ii) the greater of (A) $1.10 per square foot or
(B) the per square foot rate attributable to the 4000 Building for the tax year ending June 30, 1999 (the "4000 Building Base Tax Rate"). From and after the first day of the thirteenth month from the Lease Commencement Date, Tenant shall pay Landlord and amount which is equal to:

          10.4.1. the product of (A) the result of the actual real property taxes for the 2000 Building divided by 121,658, minus (B) the 2000 Building Base Tax Rate, multiplied by (X) the square footage of Tenant's Premises in the 2000 Building; and

          10.4.2. the product of (A) the result of the actual real property taxes for the 4000 Building divided by 46,945, minus (B) the 4000 Building Base Tax Rate, multiplied by (X) 46, 945.

Notwithstanding the foregoing, if Landlord or Tenant is successful in reducing the Property Taxes for either of the Buildings pursuant to a tax appeal or other tax contest, the applicable Basic Rent rate as set forth in
Section 1.5 and the Base Tax Rate shall be reduced on a square foot basis to take into account the amount of such reduction (collectively, the amounts due hereunder shall be referred to as the "Property Tax Operating Expenses"). Similar to the provisions in Sections 9.3 and 9.4 above, Landlord shall set monthly estimates of the Property Tax Operating Expenses and shall reconcile actual Property Taxes once annually.

XI.   TENANT'S INSURANCE

      11.1. Tenant, during the Term of this Lease, shall procure at its expense and keep in force the following insurance: (i) Commercial general liability insurance naming the Landlord, any Mortgagee or ground lessor designated by Landlord from time to time, and Landlord's managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence with a Five Million Dollar ($5,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease; (ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises for perils covered by the causes of loss -- special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing; (iii) Workers' compensation insurance in accordance with statutory laws and employers' liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000) per employee and Five Hundred Thousand Dollars ($500,000) per occurrence; (iv) Business interruption and/or loss of rental insurance in an amount equivalent to twelve (12) months Rent and Tenant's Share of Operating Costs and Property Taxes payable by Tenant hereunder, which shall not contain a deductible greater than an amount equal to seventy-two (72) hours of the Rent in effect at such time (or an equivalent amount expressed in dollars), and which shall name Landlord as an additional insured (and Tenant hereby acknowledges and agrees that Landlord shall have no liability to Tenant for any business interruption or rental interruption losses); and (v) Such other insurance as Landlord deems necessary and prudent or which is required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

     11.2 Miscellaneous Requirements. The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required of Tenant hereunder shall not exceed Twenty Thousand Dollars ($20,000). Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Lease Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide: (i) notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage; (ii) that any loss shall be payable notwithstanding any act or negligence of the insureds which might otherwise result in the forfeiture of said insurance, (iii) that the insurance company issuing the same shall have no right of subrogation against the Landlord, and
(iv) if available without additional premium, that as to the interest of Landlord, the insurance afforded by the policy shall not be invalidated by any breach or violation by Tenant of any of the warranties, declarations or conditions in the policy.

     11.3 Landlord's Self Help. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium prior to any such required insurance coverage expiration. Tenant shall repay to Landlord, as additional rent, any and all expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

XII. LANDLORD'S INSURANCE

     At all times during the Lease Term, Landlord will maintain (a) fire and extended coverage insurance covering the Building (including without limitation sprinkler leakage and rental interruption insurance coverage) and Landlord's Work at full replacement cost and (b) public liability and property damage insurance in an amount customary for properties which are comparable to the Building, as determined by Landlord in its reasonable discretion, such amount being at least that of combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence with a Five Million Dollar ($5,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Landlord shall also have the right to obtain such other types and amounts of insurance coverage including, but not limited to, coverage on the Building and Landlord's liability in connection with the Building as are customary or advisable for a first class office building in the Mount Laurel, New Jersey-Suburban Philadelphia area, as determined by Landlord in Landlord's reasonable discretion. Tenant shall be named as an additional insured, as its interest may appear, on the aforesaid policies. Tenant acknowledges and agrees that all premiums for insurance obtained by Landlord pursuant to this
Section 12 shall be included within "Other Operating Costs," as such term is defined in Section 9.1.3 above. Tenant shall not engage in any activity or store any product or material in the demised Premises which will make the Building uninsurable. Nothing in this Section 12 shall operate or be construed to modify Tenant's obligation to insure the fixtures, equipment, machinery, tenant improvements and betterments and contents of or in the Premises.

XIII.  DAMAGE OR DESTRUCTION.

     13.1.  Intentionally Omitted.

     13.2. Termination for Material or Uninsured Damages. If the Buildings shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than twenty percent (20%) thereof is rendered untenantable, or if the Buildings shall be materially destroyed or damaged to the extent that the restoration of such, in Landlord's reasonable discretion, is not economical or feasible to be completed within one hundred eighty (180) days, or if the Buildings shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within sixty (60) days after such destruction or damage (the "Landlord Non-Repair Notice"). Such Landlord Non-Repair Notice shall be effective thirty (30) days after receipt thereof by Tenant. In addition to the foregoing, if Landlord advises Tenant that the Premises cannot be repaired within 180 days, as set forth in writing by Landlord given to Tenant within sixty (60) days of the casualty or if such Landlord Non-Repair Notice is not given to Tenant, then Tenant may terminate this Lease by giving Landlord written notice of such termination within thirty (30) days of the date Landlord was required to give Tenant the Landlord Non-Repair Notice.

     13.3. Business Interruption. No damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises. The provisions of this Article 13 are in lieu of any statutory termination provision allowable in the event of casualty damage.

     13.4. Repairs. Landlord's repair obligations, should it elect to repair, shall be limited to the Base Building, common areas and the interior improvements to the Premises (if any) installed by Landlord. Landlord shall use reasonable efforts to commence such repairs and restorations within a reasonable period after Landlord elects to restore the Premises, and to complete such repairs within a reasonable time period thereafter. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, the requirements of and delays resulting from any of the foregoing shall not constitute a breach of this Lease by Landlord as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion. Anything herein to the contrary notwithstanding, if twenty percent (20%) or more of the Premises are destroyed or damaged during the last twelve (12) months of the Lease Term, then either Landlord or Tenant may, at its option, within sixty
(60) days of the casualty, cancel and terminate this Lease (by written notice to Tenant) as of the date of the occurrence of such damage; provided, however, if the casualty occurs during the last 12 months and Tenant exercises its renewal option pursuant to Section 50 hereof, neither party shall have the right to terminate the Lease.

XIV.  MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

     14.1. Machinery and Floor Load, etc. Tenant shall not place a load upon the floor of the Premises exceeding eighty (80) pounds live load per square foot without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to any part of the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for excess consumption of water and/or electricity, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery.

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


     14.2. Alterations, Personalty, Removal. Except as set forth in Section 14.2.2, Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises without first obtaining the written consent of Landlord, pursuant to the terms of Section 14.2.2, below. Any alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, (A) shall be made (i) at Tenant's sole expense, (ii) according to plans and specifications reasonably approved in writing by Landlord, (iii) in compliance with all applicable laws, (iv) by a licensed contractor, and (v) in a good and workmanlike manner; (B) shall conform with the requirements of Section 14.2.1, below; (C) shall not diminish the utility of the buildings or substantially diminish the value of the Buildings or the Premises (D) shall be fully paid for by Tenant without any liens being filed;
(E) shall at once become a part of the realty; and (F) shall be surrendered with the Premises unless Landlord requires removal of same and restoration of the Premises to their condition as of the Acceptance Date, which Landlord may require ("Alteration Restoration") unless Landlord's consent to such alteration, when given, includes a writing waiving Alteration Restoration as to the Alteration in question. Upon the expiration or sooner termination of the Lease Term, unless waived in writing at the time Landlord granted its approval, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and repair any damage to the Premises caused by such removal unless Landlord has waived Alteration Restoration with respect thereto as set forth in the immediately preceding sentence. Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination or expiration of this Lease, and shall pay Landlord any damages for injury to the Premises or Buildings resulting from such removal. All items of Tenant's personal property that are not removed from the Premises or the Buildings by Tenant within 30 days of the termination of this Lease or when Landlord has the right of reentry, shall be deemed abandoned and became the exclusive property of Landlord, without further notice to or demand upon Tenant; and any and all costs associated with the removal of such property (other than alterations and improvements previously approved by Landlord and permitted under such approval to be surrendered with the Premises) shall be payable by Tenant. Tenant's obligation under this Paragraph 14.2 shall survive the expiration or termination of this Lease.

         14.2.1. First Class Materials and Other Requirements. All labor and materials furnished by or on behalf of Tenant under or pursuant to this Lease shall be first class, not less than the caliber and quality which exists in the Premises and by contractors approved in writing by Landlord and shall be accomplished at times so as not to unreasonably disturb the activities of other tenants. Tenant shall not install any alterations, additions or improvements in such a manner as to compromise the structural integrity of the Premises or any part thereof. The labor and materials shall be installed in complete conformity to all applicable statutes, codes, ordinances and regulations.

         14.2.2. Procedure; Landlord Consent. Subject to the other restriction and requirements of this Section 14.2, Landlord agrees that it will not unreasonably withhold or delay its consent to any proposed interior addition, alteration or improvement hereunder. Tenant agrees to submit to Landlord sealed plans and specifications (including, without limitation, all applicable construction drawings, and mechanical, electrical and plumbing plans and specifications) along with the name and address of the proposed contractor and all subcontractors as part of any request for Landlord approval made hereunder, and Tenant shall not be authorized to perform any such addition, alteration or improvement until Landlord's consent has been obtained as aforesaid. Landlord shall not be obligated to review any additional, alteration or improvement proposed by Tenant until Tenant has submitted complete plans and specifications as specified above. Prior to commencing the work, Tenant will furnish Landlord with copies of all governmental permits and certificates establishing that its contractor and subcontractors have adequate insurance coverages and waivers of lien. Upon completion of the work, Tenant will submit to Landlord as-built drawings and certificates of inspection, certifying the satisfactory completion of the alteration, addition or improvement. Notwithstanding the foregoing, (a) Tenant shall not require Landlord's prior written consent for non-structural alterations of up to $100,000 for any single project, but all other requirements of this Section 14.2 shall apply, including but not limited to, notice to Landlord containing Tenant's plans, so that, inter alia, Landlord may determine if Tenant is complying with the provisions hereof; and (b) Landlord may withhold its consent for any reason, which need not be reasonable, as to any alteration which would (i) add a mezzanine; (ii) increase the floor area or change the floor plan of the Premises; (iii) be a structural alteration; (iv) be an exterior alteration; or (b) results in the premises being subdivided into more than one (1) rental unit.

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

          14.2.3. Master Key. Landlord either has or is in the process of installing a master key system. Tenant therefore agrees that under no circumstances will it change any of the exterior locks thereby making it impossible for the Landlord to gain access with its master key.

XV.  ACCEPTANCE OF PREMISES; TERM COMMENCEMENT.

     15.1.  Lease Commencement Date.

                (a) As set forth in Section 1.3 above, the Lease Commencement Date shall be the "Acceptance Date" as defined in this Section
15. Landlord agrees to perform "Landlord's Work" as defined in, and subject to the provisions of, Exhibit G hereto and Articles 14 and 16 hereof. Landlord's Work shall be deemed substantially completed upon (i) delivery to Tenant of an architect's certificate of readiness certifying that Landlord's Work is substantially completed, all building systems are operational and functional in accordance with Class "A" building standards, and the Premises are ready for occupancy, and (ii) Landlord's obtaining all final governmental inspection approvals and certificates of occupancy necessary to use and occupy the Premises and for Tenant to install its fixtures, office equipment furniture and other contents within the Premises (but which Tenant acknowledges specifically excludes any final non-residential use permit/occupancy permit, to the extent the same cannot be obtained until after Tenant has installed its fixtures, office equipment furniture and other contents and which shall, in such event, be Tenant's responsibility).

                (b) Within three (3) business days after the architect gives such notice, Tenant shall make such inspection of the Premises (which inspection shall be conducted by Tenant together with a representative of Landlord) as Tenant deems appropriate, and, fourteen (14) days (such period to be utilized by Tenant to install Tenant's systems, furniture, phones, cabling, telephones, etc. (the "Installation Period") after the earlier of such third (3rd) business day after notice or the actual date of such inspection shall be referred to as the "Acceptance Date" and, except as otherwise notified by Tenant in writing to Landlord within the Warranty Period (as herein defined), Tenant shall be deemed to have accepted the Premises in their condition as of the Acceptance Date and that the Premises were on such date in satisfactory condition, order and repair, subject only to punch list items (as set forth below), and latent defects which would not be discovered by a visual inspection of the Premises. If, as a result of the joint inspection of the Premises, Tenant discovers deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord's representative of all such deviations; provided, however, that Landlord shall make the final reasonable determination as to which items constitute punch list items which Landlord is required to remedy.

          15.1.1. Rent Commencement Date Postponed. The existence of any such punch list items shall not postpone the Acceptance Date nor the Lease Commencement Date of this Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease (unless Tenant is prevented from obtaining a non-residential use permit for the Premises solely due to the existence thereof, in which event the Rent Commencement Date ("RCD") shall occur on the date Landlord remedies the punch list item(s) giving rise to such problem, but only if Tenant has not commenced conducting business in the Premises, in which event, the date of such commencement, if prior to the Landlord's remedy of the offending punch list item(s), shall be the RCD). Landlord agrees to use reasonable efforts to remedy any punch list items within a reasonable time after such joint inspection.

          15.1.2. (a) Notwithstanding anything to the contrary contained herein including the completion of the Premises in accordance with the terms hereof), Tenant shall not be obligated to, but Tenant, as its option may, accept the Premises and trigger the LCD during the months of December, 1997, March 1998, or June, 1998, such months being mutually agreed upon by the parties as unacceptable time periods for acceptance of the Premises (each a "Black Out Month"). Except in the case where Tenant Delay causes the substantial completion of the Premises to fall within a Black Out Month (in which case Tenant shall be obligated to accept the Premises). If the Premises are deemed substantially complete during any Black Out Month, Tenant shall not be obligated to accept such Premises until the first day of the month following the applicable Black Out Month.

         (b) Landlord and Tenant covenant and agree to use their respective commercially reasonable efforts to cooperate with each other and applicable third parties so that the Premises are substantially complete as soon as possible, but Tenant shall have the option, but not the obligation, to accept the Premises from Landlord prior to January 20, 1998 if Landlord has completed the Landlord Work.

         (c) Subject to the other provisions of Article 15, on the Acceptance Date, Tenant shall commence payment of Rent, additional rent and all other charges and obligations required under this Lease. The parties acknowledge that Tenant is currently a tenant under an existing lease for space at 351
New Albany Road, Moorestown, New Jersey (the "Historic Lease"). Tenant represents and warrants that Tenant has the right to terminate the Historic Lease upon providing Historic Landlord with one hundred eighty (180) days prior written notice. Landlord shall credit against the charges and Rent due under this Lease, the base rent and additional rent due (as reasonably documented by Tenant) under the Historic Lease from and after the Acceptance Date hereunder (such amount being estimated at $22,000 per month) (the "Historic Lease Credit") through and until February 15, 1998. In addition to the foregoing, in the event that Tenant sends the termination notice in accordance with the terms hereof, and Tenant is unable to occupy the Premises due circumstances other than Tenant Delay such that Tenant becomes a holdover tenant in the Lease premises, Landlord shall indemnify, protect and defend Tenant from any eviction or dispossess action, reasonably documented holdover damages, operating expenses and any additional charges due to Landlord under the terms of the Historic Lease. The parties acknowledge and agree that the aforesaid credit shall not include, nor be applicable to, amounts due
Historic Landlord for past breaches of the Historic Lease by Tenant, late fees, penalties due to late payment, default interest due to late payment and charges imposed on Tenant due to destruction or injury to Historic Lease premises. Landlord shall be permitted to negotiate a settlement with Historic Landlord to mitigate the Historic Lease Credit during the Installation Period.

         (d) "Full Rent Commencement Date" shall be the date upon which the Historic Lease Credit is no longer applicable due to the expiration of the Historic Lease.

     15.2. Commencement Date Declaration. Landlord and Tenant hereby agree to execute a Declaration, substantially in the form attached hereto as Exhibit
G, to confirm the Lease Commencement Date and the Full Rent Commencement
Date. Failure to execute said Declaration shall not affect the commencement or expiration of the Lease Term.

XVI.  LANDLORD'S BASE BUILDING.

     Landlord has agreed to make the improvements to the Premises, (such work to be referred to hereinafter as "Landlord's Work)", pursuant to and in accordance with the Tenant TI Allowance limitations and the provisions governing the planning, construction, scope of work and terms of payment as set forth in Exhibit H, which, is incorporated herein by this reference.

XVII.  ACCESS.

     Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon 24 hours prior notice to Tenant to inspect or examine the Premises; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to exercise its rights and perform its obligations under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord; to post notices of non-responsibility and similar notices and "For Sale" signs and to place "For Lease" signs upon or adjacent to the Buildings or the Premises at any time within nine (9) months of the expiration of the Lease Term; provided, however, Landlord may maintain its standard "Space Available" signs at the locations currently in existence outside the 4000 Building. Tenant shall permit Landlord and its agents to enter the Premises at any time in the vent of an emergency. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Tenant shall not change any lock leading into the Premises whereby Landlord would not be able to enter with master key. Tenant shall have unrestricted access to the Premises, 24 hours a day each day of the year. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure.

XVIII. WAIVER OF SUBROGATION.

     Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant agree to use all reasonable efforts to obtain a "waiver of subrogation" endorsement, as described in the preceding sentence, in any all-risk/casualty insurance policy obtained by each of them pursuant to this Lease.

XIX.  INDEMNIFICATION AND WAIVER OF CERTAIN CLAIMS.

     19.1  Indemnification.

          19.1.1. Tenant. Tenant shall and does hereby indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners, shareholders, lenders and any master lessor, which indemnity shall encompass all costs and expenses, including reasonable attorneys' fees and costs incurred or sustained by the indemnitees, from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages for injury or death to persons, and for damage to property not covered under the all-risk casualty insurance policies required under this Lease arising
(i) out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or direct negligence of, Tenant, its officers, contractors, licensees, Agents, servants, employees, guests, invitees, or visitors in or about the Buildings, or (ii) from any breach or default by Tenant, or its Agents, employees and contractors, under this Lease. This indemnification shall survive expiration and termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense associated with bodily injuries, death to third parties or uninsured property damage to the extent caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees or invitees. Tenant shall, at Tenant's expense, and by counsel reasonably satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim.

          19.1.2. Landlord. Landlord shall and does hereby indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders, which indemnity shall encompass all costs and expenses, including reasonable attorneys' fees and costs incurred or sustained by the indemnitees, from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages for injury or death to persons, and for damage to property not covered under the all-risk casualty insurance policies required under this Lease arising (i) out of the use, operation, or management of the Premises by, or the willful misconduct or direct negligence of, Landlord, its officers, contractors, agents, servants or employees, in or about the Buildings, or (ii) from any breach or default by Landlord or its agents, employees and contractors, under this Lease. This indemnification shall survive expiration and termination of this Lease. This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense associated with bodily injuries, death to third parties or uninsured property damage to the extent caused by the negligence of Tenant or its officers, contractors, licensees, agents, employees or invitees. Landlord shall, at Landlord's expense, and by counsel reasonably satisfactory to Tenant, defend Tenant in any action or proceeding arising from any such claim.

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

     19.2.  Waiver of Certain Claims.

          19.2.1. Except as otherwise in this Lease provided or as provided by law, Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants and employees from, all liability in connection with any insurable damage to or loss of Tenant's property, or insurable loss or interruption of business occurring to Tenant, servants and employees in or about or arising out of the Premises, from (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises or the Building; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, telecommunication conduit, lines and equipment or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building; (c) any steam, gas, oil, water, rain, or snow that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes, roof, or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment;
(e) the falling of any fixture or any wall or ceiling materials; (f) damaged or broken interior or exterior glass; (g) patent defects; (h) the exercise of any rights by Landlord authorized under the terms and conditions of this Lease; (i) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of other persons;
(k) any acts or omissions of Landlord, its agents, servants and employees; and (l) theft, acts of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Premises, provided the foregoing release shall not extend to loss or damage arising by reason of the willful misconducts of Landlord or its agents, servants or employees.

          19.2.2. Except as otherwise provided in this Lease or as provided by law, Tenant shall not be liable for, and Landlord releases and relieves Tenant, its agents, servants and employees from all liability in connection with any insurable damage or loss of Landlord's property, arising from (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises or the Building; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, telecommunication conduit, lines and equipment or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building; (c) any steam, gas, oil, water, rain, or snow that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes, roof, or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment; (e) the falling of any fixture or any wall or ceiling materials; (f) damaged or broken interior or exterior glass; (g) patent defects; (h) the exercise of any rights by Tenant authorized under the terms and conditions of this Lease; (i) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of Tenant, its agents, servants and employees and (k) theft, acts of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Premises, provided the foregoing release shall not extend to loss or damage arising by reason of the willful misconduct of Tenant or its agents, servants or employees.

          19.2.3. The waivers of certain insurable losses or damages, as set forth in subsections 19(A)(1) and 19(A)(2), above, shall apply without regard to whether Landlord or Tenant (as the case may be) has actually obtained insurance covering such loss or damage.

XX.  ASSIGNMENT AND SUBLETTING.

     20.1. Sublet. Except with respect to a sublet of less than 11,737 square feet of rentable space at the 4000 Building which shall not require Landlord's consent, Tenant shall have no right to sublet all or any part of the Premises without the prior written approval of Landlord, which approval shall be given or not within thirty (30) days of Landlord's receipt of all Landlord Information required hereunder and which approval shall not be unreasonably withheld or delayed, provided that Tenant makes written request for such approval as otherwise set forth in this Article 20. On any approved subletting of all or any part of the Premises and with respect to subletting of less than 11,737 square feet of rentable space at the 4000 Building, (a) Landlord shall receive from Tenant 50% of the net profit derived by Tenant from the subletting, and (b) Tenant shall remain liable for all obligations of "Tenant" under this Lease (including obligations applicable to the subleased premises and the balance of the Premises). In the event of default by Tenant under the terms and conditions of this Lease at such time that all or part of the Premises are then sublet, Landlord may collect directly from the subtenants(s) all rents becoming due to Tenant under the Sublease(s) and apply such rents against any sums due to Landlord by Tenant under this Lease, without the same being deemed a cure by Tenant of such default and without in any way limiting Landlord's right to exercise any and all remedies available to Landlord by virtue of such default; and in the event Landlord wishes to make direct collections of rent from any such subtenant, Tenant hereby authorizes and directs such Subtenant(s) to make such payment of rent to Landlord upon receipt of notice from Landlord. Such collection of rent by Landlord shall not constitute a novation or a release of Tenant from its liability under the terms and conditions of this Lease. This subsection shall also apply to and permit a sublet of less than 25% of the 2000 building by Tenant pursuant to the terms of this Subsection if, and only if, Tenant is then occupying the entire 2000 Building.

     20.2 Assignment. Tenant shall have no right to make an assignment of this Lease without the prior written approval of Landlord which approval shall not be unreasonably withheld or denied, provided that Tenant makes written request for such approval as otherwise required under this
Article 20. On any approved assignment of this Lease, (i) Landlord shall have the right to approve the assignee and the assignment documents (the assignee must agree therein to assume all terms, conditions and obligations of the Lease), and (ii) Landlord shall received from Tenant 50% of the net profit derived by Tenant from the assignment.

     20.3 Definition of "Reasonable." for purposes of this Section 20 and without limiting the basis upon which Landlord may deny its consent to any proposed assignment or sublease, it shall not be unreasonable for Landlord to deny or withhold its approval to a proposed assignment or sublet if: (i) other evidence exists that the proposed assignee or sublessee will experience any substantial difficulty in satisfying its financial or other obligations under this Lease; (ii) the portion of Tenant's Premises requested to be sublet renders the balance of Tenant's Premises unleaseable as a separate area; or (iii) Landlord or any of its affiliates (or any other landlord, provided in such case Landlord delivers to Tenant reasonable documentation thereof) has experienced excessive problems (including, but not limited to uncured defaults, chronic late payments, bankruptcies, and other property management problems) with the proposed assignee or sublessee. For purposes of this Section 20.3, a proposed assignee or sublessee shall have made "chronic late payments" whenever same has failed to make all of its payments under a lease when due more than three (3) times in any twelve (12) month period. In addition to the foregoing, if the proposed assignee has a net worth of at least Sixty Million Dollars ($60,000,000) and the proposed assignment occurs after the expiration of the last day of the fourth lease year, Landlord agrees to release Tenant from the Lease after such assignment if the assignee does not violate the criteria set forth above and the assignee posts a security deposit equal to four month's rental charges due hereunder at the time of such assignment (collectively, the "Release Criteria").

     20.4. Waiver. The written approval of Landlord to one or more sublettings or assignments shall not operate as a waiver of Landlord's right
to approve any further sublettings and assignments.   In addition, Landlord's
approval of a sublease shall not create privity of contract between Landlord and the sublessee (except to the extent set forth in the written agreement between the parties at such time).

     20.5. Other Encumbrances. Tenant shall not (a) mortgage, pledge or otherwise encumber its interest in this Lease or (b) grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord, which may be withheld by Landlord in Landlord's sole discretion.

     20.6. ISRA. As a condition precedent to Tenant's right to sublease the Premises or to assignment this Lease other than under subparagraph 20.9. Tenant shall, at Tenant's own expense, comply with ISRA.

     20.7. ISRA Documents. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Element (as defined in Section 5.1 above) and all documents, reports, directives and correspondence provided by the Element to Tenant. Tenant shall also promptly furnish to Landlord ture and complete copies of all sampling and test results obtained from samples and test taken at and around the Premises.

     20.8. Affiliated Entity. Notwithstanding anything to the contrary in this Lease, Landlord's written consent shall not be required for any sublease or assignment of this Lease to any other entity which controls or is controlled by Tenant or is controlled by Tenant's parent, but only for such period as such control lasts, provided, however, that in such event and with respect to all other assignments and sublettings, Tenant shall continue to remain fully liable under the Lease. Tenant shall be required to give Landlord thirty (30) days written notice in advance of any such subleasing or assignment. Any other transfer of ownership interests in Tenant shall be deemed to constitute an assignment of this Lease, subject to Landlord's consent as aforesaid. In addition, Landlord's written consent shall not be required for any sublease or assignment of this Lease to an entity in connection with the sale of substantially all of the business conducted at the Premises; provided, however, Landlord shall not be obligated to release Tenant unless such assignee or subtenant meets or exceeds the Release Criteria.

     20.9. Actual User. Tenant agrees that any subleasing or assignment to any person, firm, partnership or corporation which is not an intended actual user of the Premises is absolutely prohibited and Landlord shall have the right to withhold or deny its consent to any such subleasing or assignment (and it shall not be unreasonable under this Section 20 for Landlord to deny or withhold such consent.)

     20.10. Default. Notwithstanding the foregoing, no sublease or assignment shall be permitted under this Lease if, at the time Tenant seeks approval therefor or at any time thereafter until such sublease or assignment becomes effective and is implemented, Tenant is in default.

     20.11.  Landlord Information.

          (a) In connection with a proposed sublet or assignment, even if Landlord's approval is not required. Tenant shall notify Landlord in writing of the proposed assignee or subleasee, (the "Proposed Tenant Notice") which notice shall contain all of the following information. If Landlord reasonably requires additional information, it shall promptly notify Tenant thereof and the giving of the Proposed Tenant Notice shall not be deemed to have been given until Landlord receives such additional information.

                (A) a statement by Tenant that the proposed sublease or assignment is a bona fide transaction and that Tenant and the proposed assignee or sublessee are ready and willing to enter into such sublease or assignment agreement, subject to reasonable conditions;

                (B) the legal name of the proposed assignee or sublessee, and the name under which such assignee or sublessee proposes to conduct business;

                (C) the rent and other proposed business terms of the proposed assignment or subletting;

                (D) the proposed business to be conducted by such assignee or subtenant;

                (E) current financial statements of the proposed assignee or subtenant (or the proposed guarantor thereof); and

                (F) the names, addresses and telephone numbers of the officers and principals of the assignee or subtenant in question.

          (b) It shall be a condition precedent to any assignment or sublet that:

                (i) Tenant shall not be in default under this Lease at the time Landlord's consent is requested or at the effective date of the assignment or subletting.

                (ii) The Premises shall be used by the assignee or subtenant subject to and in accordance with the provisions of Article 4; and, for no other purpose.

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                        (iii)  Tenant shall pay to Landlord a sum equal to
(1) fifty percent (50%) of any rent or other consideration paid to Tenant by any assignee or subtenant which is in excess of the Rent then being paid by Tenant to Landlord pursuant to the terms of this Lease, and (2) fifty percent (50%) of any other net profit or gain realized by Tenant, as additional rent immediately upon receipt thereof by Tenant.

                        (iv) In the case of an assignment, it shall provide for the assignment of Tenant's entire interest of this Lease and the acceptance by the assignee of said assignment and its assumption and agreement to perform directly for the benefit of Landlord all of the terms and provisions of this Lease on Tenant's part to be performed.

                        (v) In the case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld, delayed or denied.

                   (c) Landlord shall be furnished with a true copy of the assignment or sublease within a reasonable time after its execution.

XXI.   SIGNS; ADVERTISING.

       Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Buildings at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, which consent, as to Tenant's "exterior signs" (defined below) at the 4000 Building shall not be unreasonably withheld, and as to all other signs may be withheld in Landlord's sole discretion. All Tenant signs shall be non-moving and non-flashing and shall comply with all applicable local regulations or ordinances, and notwithstanding the foregoing. Landlord shall have the right to deny its consent to any sign which does not so comply. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant's cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs. Tenant's "exterior signs" shall mean (a) Building facade signs, and
(b) one sign on the existing monument sign located as indicated on Exhibit 1. Installation of exterior signage may be paid for out of the Tenant TI Allowance. Attached hereto as Exhibit J is a letter from Mount Laurel Township which identifies the applicable Township Resolution regarding a historic facade sign to be attached to the 4000 Building. Landlord hereby consents to Tenant's erection of an exterior facade sign on the 4000 Building in accordance with all applicable municipal ordinances.

XXII.  LIENS.

       Tenant shall keep the Premises and the Buildings free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners and shareholders harmless from any liability, cost or expense for such liens pursuant to Tenant's indemnity under Section 19(A)(1). Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten
(10) days prior to the commencement of such work to enable Landlord to post and record a notice of non-responsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorney's fees and costs, shall be deemed additional rent. Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and

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

expenses (including reasonable attorney fees) that may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

XXII. DEFAULT.

     23.1. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

          23.1.1. If Tenant fails to pay Rent, additional rent or any other sum required to be paid hereunder when due, which failure is not cured within five (5) days after receipt of written notice of such failure from Landlord; provided, however, if Landlord has provided Tenant with written notices of non-payment of any sums due under this Lease on three (3) prior occasions in any twelve (12) month period during the Term of this Lease, each such twelve month period to be viewed separately for purposes of the three prior notices requirement, then Tenant's failure to pay Rent, additional rent or other sums required to be paid hereunder when due shall constitute an immediate default, without notice, cure or grace period.

          23.1.2. If Tenant fails to perform any term, covenant or condition of the Lease except those requiring the payment of money to Landlord as set forth in Section 23.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within such thirty (30) day period, that Tenant shall not be in default if Tenant commences such cure within ten (10) days after Landlord first notifies Tenant of such default and diligently thereafter prosecutes the same to completion, and in all events within ninety (90) days after Landlord's initial notice of default unless Tenant continues to diligently prosecute the cure of such breach which cure reasonably takes longer than ninety (90) days and if the cost of the cure exceeds $200,000, as reasonable estimated by Landlord, Tenant shall place funds in an amount equal to 110% of the estimated cost of such cure with Landlord as security for the performance of such cure (the "Cure Fund"); provided, however, upon full and complete cure of the breach to Landlord's reasonable satisfaction, Landlord shall release the Cure Fund to Tenant; provided further that no grace or cure period shall be permitted in the event of a breach of this Lease involving any one or more of the following: (i) there exists a risk or prosecution of the Landlord, (ii) there exist a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant's invitees, or any other occupants of, or visitors to, the Building, (iii) the default relates to the Tenant's obligation to maintain insurance, (iv) the default relates to the assignment and subletting provision, and (v) the default relates to a violation of Section 5 of this Lease; the determination as to whether or not any such conditions exist to be made in Landlord's reasonable discretion, or

          23.1.3. If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease and of all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within thirty (30) days after such proceeding is initiated; or

          23.1.4. If Tenant shall have abandoned the Premises without Landlord's consent or if Tenant has vacated the Premises or any part thereof without complying with the obligations and responsibilities set forth herein; or

          23.1.5. The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease; "Chronic Delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease, within five (5) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that Rent be paid by Tenant quarter-annually, in advance.


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
     23.2. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, any one or more of which Landlord may resort cumulatively, consecutively, or in the alternative (and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others):

          23.2.1. Lease May Continue. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, additional rent and other charges when due.

          23.2.2. Landlord may Terminate. Landlord may terminate this Lease, or may terminate Tenant's right to possession of the Premises, at any time by giving written notice to that effect to Tenant (which notice shall be immediately effective once given), in which event Landlord may (but shall not be obligated to) relet the Premises or any part thereof. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant's rights hereunder) shall immediately terminate, provided that, without limitation, Tenant's obligation to pay Rent, to pay Tenant's Share of Operating Costs and Property Taxes, to pay any amounts otherwise due Landlord and to pay any damages otherwise payable under this Article 23, shall survive such termination and shall not be extinguished thereby. Landlord covenants to use its commercially reasonable efforts to mitigate its damages hereunder.
 Upon the giving of a notice of the termination of Tenant's right of possession, all of Tenant's rights in and to possession of the Premises shall terminate, but this Lease shall continue subject to the effect of this
Article 23. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Article 25, and Landlord may re-inter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none and to remove all of Tenant's personal property and store or dispose of same at Tenant's cost. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Article 23 shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent, additional rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in attempting to relet the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a constructive or other termination of Tenant's right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination of this Lease by Landlord due to any default as set forth in Section 23.1, Landlord shall have the right to recover from Tenant as damages:

               (a) The worth at the time of award of unpaid Rent, additional rent and other sums due and payable which had been earned at the time of termination; plus

               (b) The worth at the time of award of the amount by which the unpaid Rent, additional rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid Rent, additional rent or other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

               (d) Any other amount which is necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of events, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a

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

new tenant or tenants; (iii) for leasing commissions associated with reletting the Premises; (iv) for any other costs necessary or appropriate to relet the Premises and legal fees incurred in connection with any of the foregoing; plus

              (e) At Landlord's election, such other amounts referred to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Premises are located.

     The "worth at the time of award" of the amounts referred to in Sections 23.2.2(a) and (b) is computed by allowing interest at the maximum interest rate allowed by law on the unpaid rent and other sums due and payable from the termination date through the date of award. Each of the foregoing amounts shall be discounted to present value using the "prime rate" as the interest factor for the purposes of calculation. In lieu of the amounts recoverable by Landlord pursuant to clauses (b) and (c) of this Section 23.2.2, above, but in addition to the amounts specified in clauses (a), (d), and (e) (or any other portion of this Section 23), Landlord may, at its sole election, recover "Indemnity Payments," as defined hereinbelow, from Tenant. For purposes of this Lease "Indemnity Payments" means an amount equal to the Rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Rent and other payments, if any, actually collected by Landlord and allocable to the Premises net of costs of collection, if any. If the Landlord elects to pursue Indemnity Payments in lieu of the amount recoverable under clauses (b) and (c), above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord agrees only if mitigation is required by law (Landlord having no other mitigation obligation), to use reasonable efforts in mitigating its damages following any default by Tenant under this Lease provided that (i) Landlord shall not obliged to show any preference in reletting the Premises over other vacant space in the Building; (ii) Landlord may divide the Premises, or combine them (or part of them) with other premises, as Landlord deems appropriate in its sole discretion in order to relet same; and (iii) Landlord may grant any other lease or rental concessions as Landlord deems appropriate as part of such reletting. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

         23.2.3. Landlord May Re-Enter. Landlord may, without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided.

         23.2.4. Tenant's Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

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XXIV.  SUBORDINATION; NON-DISTURBANCE; ATTORNMENT.

    24.1. Subordination; Attornment. Subject to Section 24.2, below, this Lease is and shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any documentation reasonably requested by Landlord in order to confirm the foregoing subordination within ten (10) business days after Landlord's written request. If Tenant does not provide Landlord with such subordination documents within ten (10) business days after Landlord's written request, then Tenant hereby appoints and authorizes Landlord to execute such reasonable subordination documents acting as duly authorized agent and attorney-in-fact for Tenant for such purpose only, which appointment shall be deemed irrevocable and coupled with an interest. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease pursuant to the terms of the SNDA (as hereinafter defined). Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment or Rent or additional rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent or Landlord's mortgagee or such successor in interest, (iii) liable for damages for any breach, act or omission of any prior Landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior Landlord.

    24.2. Non-Disturbance. Landlord agrees that any future subordination of this Lease to a new lender provided for under Section 24.1, above, shall be subject to the condition that the lender execute and deliver a Subordination, Non-Disturbance and Attornment Agreement, using a form substantially similar to that which is attached as Exhibit K, which is reasonably acceptable to Tenant providing, inter alia, that as long as Tenant is not in default hereunder, this Lease shall not terminate, and Tenant's right of possession and other leasehold rights shall not be disturbed in the event of a foreclosure of any such mortgage or deed of trust (and which agreement shall be subject to the conditions and other limitations set forth in such standard form agreement), and upon receipt of same. Tenant agrees to promptly execute and deliver to such lender. Attached hereto as Exhibit K is Landlord's current lender's form of Subordination, Non-Disturbance and Attornment Agreement (the "SNDA") which Landlord's lender will execute and deliver within 30 days of Landlord's receipt of a fully executed Lease and SNDA by Tenant together with the Security Deposit and first month's rent due hereunder pursuant to Section 1.7 hereof.

XXV.  SURRENDER OF POSSESSION.

    Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear, and damage caused by casualty or condemnation excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agent, employees, independent contractors, officers, directors, partners, and shareholders against any direct loss or liability including reasonable attorneys' fees and costs, and including direct liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination or expiration of this Lease.

XXVI.  NON-WAIVER.

    Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

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


XXVII. HOLDOVER.

    If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any such tenancy, Tenant agrees to pay to Landlord, each month, damages equal to the greater of the fair market rental value for the Premises or one hundred fifty percent (150%) of the Rent and one hundred percent (100%) of all additional rent payable by Tenant for the last month of the Lease Term, but payment by Tenant and acceptance by Landlord of such sums shall not be deemed a consent to such holdover by Landlord, nor change Tenant's status from that of a tenant at sufferance, nor preclude Landlord from seeking other damages actually suffered by Landlord as a result of Tenant's holdover. Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises.

XXVIII.  CONDEMNATION.

    28.1. Taking. If the whole of the Premises or is taken, either permanently or temporarily, by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Rent, additional rent, and other payments up to that date. If twenty percent (20%) or more of the Premises or of such portion of the Building as may be required for the reasonable use of the Premises, are taken, either permanently or temporarily, by eminent domain or sale under threat of condemnation by eminent domain then Landlord or Tenant may elect (in writing to the other party within sixty (60) days after said taking) to: (1) terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase, or (2) if not so terminated, Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and thereafter the Rent shall be reduced (on a per square foot basis) in proportion to the rentable portion of the Premises taken.

    28.2. Award. Landlord reserves all rights to damages to the Premises or Building, or to the leasehold interest created hereby, for any partial or entire taking by eminent domain or sale of lieu thereof, and Tenant hereby assigns to Landlord any right Tenant may have to such damanges or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business as a result of such taking. The foregoing nothwithstanding,Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (but specifically excluded Tenant's leasehold interest) under the then applicable New Jersey eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

XXIX.  NOTICES.

    All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.9, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earliest of actual receipt, refusal of delivery or on the date which is three (3) business days after the date of mailing.

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

XXX.   MORTGAGEE PROTECTION.

       Tenant agrees to give NationsBank (at the address set forth in the SNDA) and any other mortgagees(s) and/or trust deed holder(s) which Landlord advises Tenant of in writing, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, entering into a Subordination, Non-Disturbance Agreement or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holders(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction, so long as such remedies are being so diligently pursued.

XXXI.  COSTS AND ATTORNEYS' FEES.

       If either party hereto shall bring any action against the other party, arising out of any breach of this Lease, (including any suit by Landlord for the recovery of Rent, additional rent or other payments hereunder, or possession of the Premises), then the breaching party shall pay to the non-breaching party a sum equal to the non-breaching party's reasonable attorneys' fees and costs in such suit, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

XXXII. BROKERS.

       Tenant represents and warrants to landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Julien J. Studley, Inc., in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord shall be responsible for the payment of Julien J. Studley, Inc.'s brokerage commission for this Lease.

       Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Julien J. Studley, Inc., in the negotiating or making of this Lease, and Landlord agrees to indemnify and hold Tenant, its agents, employees, partners, directors, shareholders and independent contractor harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by Tenant in conjunction with any such claim or claims of any other broker or brokers claiming to have caused Landlord to enter into this Lease.

       The provisions of this Article 32 shall survive termination and expiration of this Lease.

XXXIII. LANDLORD'S LIABILITY AND DEFAULT.

     Anything in this Lease to the contrary notwithstanding, except for (i) the return for the security deposit, (ii) the payment of the Tenant TI Allowance and (iii) the environmental indemnity which shall not be limited as set forth below, but which shall be limited to the assets of Landlord, the covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or of binding the assets of Landlord other than the Buildings, but are made and intended to bind only the Landlord's interest in the Premises and Buildings, as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers, trustees, members or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease (or of the breach thereof by Landlord). In addition, in no event shall Landlord be in default of its obligations under this Lease unless Tenant notifies Landlord of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord's receipt of such notice (provided that if the alleged breach is of such nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within the thirty (30) day period after Landlord's receipt of Tenant's notice of default and diligently thereafter prosecutes such cure to completion).

XXXIV.  ESTOPPEL CERTIFICATES.

     Tenant shall, from time to time, within ten (10) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Rent, additional rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on this date there are no existing defenses or offset which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building or any one else indicated in Landlord's notice requesting the estoppel statement and the estoppel statement shall so provide. If Tenant fails to respond within twenty (20) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Landlord shall, within twenty (20) days after written request from Tenant, supply to Tenant a similar estoppel certificate. If Landlord fails to respond within twenty (20) days of receipt by Landlord of a written request by Tenant as herein provided, Landlord shall be deemed to have given such Certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Tenant to any prospective subtenant or assignee.

XXXV.    FINANCIAL STATEMENTS.

         Within five (5) business days after Landlord's request, Tenant shall deliver to Landlord current financial statements of Tenant and any guarantor of this Lease, and financial statements for the two (2) fiscal or calendar years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior fiscal or calendar year, all prepared in accordance with generally accepted accounting principles consistently applied.

XXXVI.   TRANSFER OF LANDLORD'S INTEREST.

         In the event of any transfer(s) of Landlord's interest in the Premises or the Buildings and the security deposit, other than a transfer for security purposes only, the transferor shall be automatically relived of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building (subject to the provisions of Section 33) for the satisfaction of each and every obligation of Landlord hereunder, provided that Landlord has secured in writing from its successor binding assurances that the successor will assume and continue to perform all of Landlord's duties and obligations under the Lease, thereafter accruing.

XXXVII.  RIGHT TO PERFORM.

         If Tenant shall fail to pay any sum of money, other than Rent and additional rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency, in which case no grace or cure period shall be applicable or required) such failure shall continue for thirty (30) days without Tenant diligently prosecuting the cure of such default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums paid by Landlord in performing Tenant's obligations, as set forth above, and all penalties, interest and costs in connection therewith, shall be due and payable from Tenant to Landlord on the next business day after such payment by Landlord, together with interest thereon at the Default Rate. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent.

         If Landlord shall fail to perform any act on its part to be performed hereunder with respect to the 4000 Building, after written notice of same from Tenant and such failure shall continue for thirty (30) days without Landlord diligently prosecuting the cure of such default, Tenant may, but shall not be obligated so to do, and without waiving or releasing Landlord from any obligations of Landlord, perform any such act on Landlord's part to be made or performed for the 4000 Building as provided in this Lease; provided, however, Tenant may only exercise this right if Landlord is not diligently prosecuting the cure of such default. All sums paid by Tenant in performing Landlord's obligations, as set forth above, and all costs in connection therewith, shall be due and payable from Landlord to Tenant on the next business day after such payment by Tenant, together with interest thereon at the Default Rate.

XXXVIII.  EARLY TERMINATION.

    Provided Tenant is not then in a default under this Lease, Tenant shall have the option to terminate this Lease at the end of the seventh (7th) year from on the Full Rent Commencement Date by providing Landlord with no more than twelve (12) months prior notice and no fewer than nine (9) months notice and a termination fee (the "Early Termination Date") equal to the sum of Landlord's unamortized (at 10% percent per annum) transaction costs: including improvements, commissions, and legal fees (not to exceed $1.00 per square foot) plus six (6) months Rent at the Base Rent rate then applicable. Upon Tenant's written request, no earlier than sixty (60) days after the LCD, Landlord shall provide Tenant with Landlord's then current costs for the Landlord Work and Landlord's legal fees as of such date, such amounts to be subject to adjustment based on Tenant's expansion and Base Rents then in effect, if applicable. If Tenant exercises its First Offer Rights or expansion rights, upon request, Landlord shall provide Tenant with an updated estimate of costs incurred as they affect the Early Termination Fee. The parties acknowledge that the failure to deliver this notice by Landlord shall not abrogate Tenant's obligation to pay the Early Termination Fee prior to such termination being effective.

XXXIX.  SALES AND AUCTIONS.

    Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

XL.   ACCESS TO ROOF.

     In order to install and maintain required communications equipment for Tenant's business on the roof of the 4000 Building and in an area not to exceed 100 square feet on the roof of the 2000 Building, such installation to be done by licensed contractors reasonably acceptable to Landlord, and in a manner to protect Landlord's roof warranty, Tenant shall have a limited right of access to the roof of the Buildings. Tenant shall be solely responsible for all costs of such installation, repair, maintenance and shall be liable for all damages caused to the roof. Tenant shall submit final schematic plans of all such installation to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld, delayed or denied, all in accordance with Section 14.2 of this Lease.


XLI.  SECURITY.

    Tenant hereby agrees to the exercise and implementation by Landlord and its agents and employees, within their sole discretion, of any and all security measures for the Building, Premises, common areas and perimeter areas which Landlord deems necessary or appropriate. Nothing in this Article 41 or otherwise in this Lease shall be deemed to create any obligation on Landlord's part to provide security.

XLII.  WARRANTIES OF LANDLORD AND TENANT.

    42.1 Tenant's Warranties. Tenant warrants and represents that it is a corporation, in good standing, which is organized and existing under the laws of the State of Delaware, that it has the authority to do business in the State of New Jersey, and that all corporate action necessary to authorize the execution of this Lease has been taken by the Board of Directors. Tenant represents that Andrew P. Maunder, President; CEO has been authorized to execute this lease.

         42.2 Landlord's Warranties. Landlord warrants and represents to Tenant that it is a Delaware limited partnership authorized to do business in the State of New Jersey, and that Gerard H. Sweeney is the President of the general partner and is authorized to enter into and execute this Lease.

         42.3. Indemnity. Landlord and Tenant for good and valuable consideration shall indemnify and hold the other harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against the other party by reason of the falsity or error of the warranties set forth in this Article 42.

XLIII.   NO ACCORD OR SATISFACTION: STRICT PERFORMANCE REQUIREMENT.

         43.1. No Accord & Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's rights under this Lease including but not limited to the right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

         43.2. Strict Performance Requirement. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other of subsequent breach. The receipt by Landlord of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The receipt by Tenant of incomplete performance by the Landlord shall not be construed as acceptance or a waiver of the completion of such performance.

XLIV.    STAIRWAY CONSTRUCTION.

         Prior to the Lease Commencement Date, Landlord will construct, at its sole cost and expense, a stairway substantially similar to the stairway depicted on Exhibit I, leading from the third-floor walkway of the 4000 Building to the fourth floor of the 2000 Building. Landlord may require Tenant to pay for removal of the stairway within thirty (30) days after the Lease Expiration Date.

XLV.     PARKING.

         Subject to the rights of existing tenants, if any, Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building to the extent of Tenant's ""Permitted Spaces'', upon such terms and conditions, including the imposition of a reasonable parking charge, if the same is established by Landlord at any time and from time to time, during the Term of this Lease. Tenant agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking areas as Landlord shall deem appropriate. "Permitted Space" means unassigned spaces, rounding down to the closest whole number, equal to five (5) parking spaces for each 1,000 square feet of rentable square footage of the Premises from time to time. Landlord covenants not to grant exclusive parking rights or other parking privileges to any future tenants unless the same privileges are granted to Tenant.

XLVI.    GENERAL PROVISIONS.

     46.1. Acceptance. This Lease shall only become effective and binding when it is executed and delivered by both the Landlord and Tenant and a fully executed copy is delivered by Landlord to the Tenant. The Tenant's submission of a signed Lease for review by the Landlord and the Landlord's submission of a proposed Lease to Tenant for execution (unless signed by landlord) does not give the Tenant any interest, right or option in the Premises.

     46.2. Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

     46.3. Marginal Headings, Etc. The marginal headings, Table of Contents, Table of Defined Terms, lease summary sheet and titles to the articles and sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

     46.4. Choice of Law. This Lease shall be governed by and construed in accordance with the non choice of law, laws of the State of New Jersey (without regard to choice of law and/or conflict of law principles).

     46.5. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto; provided as to any assignment for which Landlord's consent is required, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer of such a successor has first been obtained as provided in Article 20 hereof.

     46.6. Recordation. A short-form memorandum hereof may be recorded at the request of Landlord or Tenant.

     46.7. Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and other amounts due under this Lease and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease.

     46.8. Inability to Perform/Force Majeure. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, and Landlord's obligation shall be excused during the period in which it is unable to fulfill such obligations, if and to the extent such inability or delay is caused by reason of strike, labor troubles, acts of God, inclement weather, governmental requirements or delays, or any other cause beyond the reasonable control of the Landlord (which may be referred to herein as "Force Majeure"). The obligations of Landlord hereunder shall not be affected or impaired because the Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, and Tenant's non-monetary obligation shall be excused during the period in which it is unable to fulfill such obligations, if and to the extent such inability or delay is caused by reason of strike, labor troubles, acts of God, inclement weather, governmental requirements or delays, or any other cause beyond the reasonable control of the Tenant.

     46.9. Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions(s) shall remain in full force and effect.

     46.10. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     46.11. Entire Agreement. This Lease contains the entire agreement of the parties hereto and no prior representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

     46.12. Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, the indemnities set forth in Articles 5, 14, 19, 22, 23, 25, 32 and 42 herein. All obligations and liabilities of Landlord and of Tenant which accrue prior to the expiration or termination of this Lease shall survive any such expiration or termination of this Lease, and any other obligations of Tenant which are stated to survive expiration or earlier termination of this Lease, shall also survive expiration or earlier termination of this Lease.

     46.13. Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld", in which event Landlord's consent shall be subject to Landlord's sole, but reasonable discretion. Wherever the consent of either party is required hereunder, it shall be deemed to be written consent.

     46.14. Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.2 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage, liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Buildings appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Article 33 of this Lease to limit the assets available for execution of any claim against Landlord.

     46.15. Reservation. Nothing herein set forth shall be deemed or construed to restrict Landlord from making any modifications to any of the parking and/or common areas serving the Building and/or Premises as of the date of execution hereof, and Landlord expressly reserves the right to make any modifications to such areas as Landlord may deem appropriate, including but not limited to, the addition or deletion of temporary and/or permanent improvements therein, and/or the conversion of areas now dedicated for the non-exclusive common use of tenants (including Tenant) to the exclusive use of one (1) or more tenants or licensees within each of the Buildings so long as any such modifications do not have a material adverse affect on Tenants including its access, visibility and the availability of parking spaces.

     46.16. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership, or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

XLVII.  RULES AND REGULATIONS.

     Tenant agrees to comply with the Rules and Regulations for the 2000 Building and the atrium area of the 4000 Building connection the Buildings attached hereto as Exhibit D, and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord and delivered to Tenant which equally apply to all tenants and occupants of the Buildings. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Buildings.

XLVIII.  Intentionally Omitted.

XLIX.  WAIVER OF JURY TRIAL; COUNTERCLAIMS.

    Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises. If Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding, unless the counterclaim is compulsory and must be asserted by Tenant or would otherwise be barred if not asserted.

L.  RENEWAL OPTION.

    50.1. First Renewal. Provided that (i) both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided further that Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease and (ii) Tenant has not then sublet, on a cumulative basis, 25% or more of the 4000 Premises. Tenant is hereby granted the option to renew the Term for one (1) additional period of sixty (60) months (the "Renewal Term"), such Renewal Term to commence at the expiration of the initial Lease Term. Tenant shall exercise its option for the Renewal Term by delivering notice of such election (the "Renewal Notice") to Landlord not less than two hundred seventy (270) days prior to the expiration of the initial Lease Term. In the event that Landlord does not receive the Renewal Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such option to renew the Lease Term and the Option to renew under Section 50.1.2 shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts, but the failure to do so shall not effect such renewal right being null and void.

    50.1.1.  Second Renewal. Provided that (i) the  renewal option under
Section 50.1.1 has been duly exercised both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Second Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided further that Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease and (ii) Tenant has not then sublet, on a cumulative basis, 25% or more of the 4000 Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Term for one (1) additional period of sixty (60) months (the "Second Renewal Term"), such Second Renewal Term to commence at the expiration of the initial Renewal Term. Tenant shall exercise its option for the Second Renewal Term by delivering notice of such election (the "Renewal Notice") to Landlord not less than two hundred seventy (270) days prior to the expiration of the Renewal Term. In the event that Landlord does not receive the Renewal Notice for the Second Renewal Term prior to the expiration of such time period (time being of the essence with respect thereto), then such option to renew the Lease Term and the option to renew under Section 50.1.2 shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts, but the failure to do so shall not effect such renewal right being null and void.

    50.2. Terms. The Renewal Term and the Second Renewal Term shall be upon the same terms and conditions of this Lease except that (a) the Rent during the Renewal Term and Second Renewal Term shall be as follows:


                              2000 Building     4000 Building
                             --------------     --------------
Renewal Term
   --Basic Rent               $22.50/s.f.        $22.10/s.f.

Second Renewal Term
    --Basic Rent              $25.00/s.f.        $24.50/s.f.

    For both the Renewal Term and Second Renewal Term, except in connection with Section 10.4, the Actual Base Amounts for Operating Costs and Property Taxes will remain unchanged.

    50.3. New Lease After Renewal Term. Except for the renewal options set forth in this Article 50, above, this Lease may only be extended beyond the Lease Expiration Date by the parties executing a new lease on Landlord's then current lease form or by an extension agreement signed by both parties making specific reference to this Lease. No proposals, offers, correspondence or the like shall be legally binding upon Landlord until and unless the terms are incorporated in either a new lease or a formal amendment to this Lease as provided in this subparagraph.

LI. ADDITIONAL TENANT ALLOWANCE.

    51.1. In addition to the Tenant Allowance provided in Exhibit C hereto, Landlord agrees to fund an additional amount, not to exceed $3.00 per square foot or $188,256.00, to be used for Hard Costs actually expended in the Premises (the "Additional TI Amount"). The Additional TI Amount must be requested in writing by Tenant to Landlord on or before January 1, 1998, such amount to be reasonably documented by contractor estimates of such costs. Upon providing Landlord with documentation that the Hard Costs to be spent in the Premises shall actually exceed $18.00 per square foot, Landlord shall fund such actual Additional TI Amount for such Hard Costs. In no event shall the total amount of Tenant TI Allowance and the Additional TI Amount exceed $28.00 per square foot. Landlord's funding of the Additional TI Amount shal be subject to the following conditions: (i) the Lease shall be amended to increase the Basic Rent to fully reimburse Landlord for the Additional TI Amount, using an interest factor of 12% per annum and a 10 year term, and
(ii) as security for the Additional TI Amount, Tenant shall deliver to Landlord (X) an irrevocable evergreen letter of credit in the amount of the Additional TI Amount from a reputable lending institution naming Landlord as the beneficiary, in form reasonably acceptable to Landlord, such form to permit partial draws by Landlord if so requested (the "Additional TIL/C") or
(Y) a cash security deposit for the Additional TI Amount (the "Cash Deposit"), such deposit to be retained by Landlord for the Term of the Lease. Tenant may, from time to time, at its option, substitute a Cash Deposit for the Additional TIL/C, and vice versa. Landlord acknowledges and agrees that the Additional TIL/C or the Cash Deposit, as the case may be, shall be reduced on an annual basis by the principal amount of the Additional TI Amount which has been repaid pursuant to the amortizations referenced above.

LII.   ADDITIONAL SCHEDULES.

      The following additional schedules are attached hereto and made a part of this Lease:

                EXHIBIT A   -- Location and Dimensions of the 2000 Premises
                EXHIBIT B   -- List of Existing Tenants
                EXHIBIT C   -- Tenant Plans
                EXHIBIT D   -- Rules and Regulations
                EXHIBIT E   -- Janitorial Specifications
                EXHIBIT F   -- Estimated Costs Allocable to the Premises for
                               year Lease Commences
                EXHIBIT G   -- Declaration of Lease Commencement
                EXHIBIT H   -- Landlord's Base Building Work

            EXHIBIT I -- Signs
            EXHIBIT J -- Township Letter
            EXHIBIT K -- Form of Subordination, Non-Disturbance and
                         Attornment Agreement
            EXHIBIT L -- Sketch of Stairway

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, in triplicate, on the day and year first above written.

                                             LANDLORD:

                                             BRANDYWINE OPERATING PARTNERSHIP
                                             By: Brandywine Realty Trust, its
                                                 authorized general partner


                                             By: /s/ GERARD H. SWEENEY
                                                 ---------------------------
                                                     Gerard H. Sweeney
                                                     President and Chief
                                                     Executive Officer


                                             TENANT:

                                             AXIOM INC.


                                             By: /s/ ANDREW P. MAUNDER,
                                                 ------------------------------
                                                     Andrew P. Maunder,
                                                     President; CEO

                                  Exhibit A

                  (Location and Dimensions of 2000 Premises)

                                 (Section 1.1)

                        FOURTH FLOOR PLAN


                         Exhibit B
                (List of Existing Tenants)

          Expiring Leases Within 42 Month Period

                   2000 Midlantic Drive


Tenant                 Floor  SF      Expiration Date  Renewal Options   Early Termination
Chesapeake Park, Inc.  1st    12,498  6/30/98          N                 N
Chesapeake Park, Inc.  2nd    30,280  5/31/98          Y                 N
Koch Membrane System   4th     1,145  1/31/2000        N                 N
Moore Business Forms   4th    14,092  4/30/2000        Y                 Y


                                Exhibit C
                              (Tenant Plans)

I.     Section C.1.   Improvements to the Premises (Landlord's Work).

       (a)  Definitions.

            "Landlord's Work" means the construction and other work designated as "Landlord's Base Building Work" for the 4000 building as depicted on Exhibit I and "Landlord's TI Work," as such is finalized on "Tenant's Plans" (as defined below) so as to provide Tenant with a turn-key build-out.

       (b)  Submission And Coordination Of Plans.

            (i) On or before October 15, 1997, Tenant shall submit to Landlord proposed detailed specifications and working drawings of Meyer Associates Inc. for the performance of Landlord's Work, and are referred to in this Lease as "Tenant's Proposed Specifications". Landlord shall have a period of fifteen (15) days either to approve or to disapprove Tenant's Proposed Specifications which approval will not be unreasonably withheld. If Landlord does not approve Tenant's Proposed Specifications, Landlord shall return Tenant's Proposed Specifications to Tenant and notify Tenant of any changes it desires to Tenant's Proposed Specifications, in which event, Tenant shall modify Tenant's Proposed Specifications in accordance with Landlord's requirements and shall return them as modified to Landlord within the following ten (10) days. As approved, Tenant's Proposed Specifications shall be a part of this Lease and shall be referred to as "Tenant's Plans".

       (c)  Governmental Approvals.

            (i)  Governmental Approvals: Landlord's Work.

                 (A) Landlord to Secure. Notwithstanding anything contained in this Lease to the contrary, this Lease is expressly subject to and conditioned upon Landlord obtaining the appropriate and necessary governmental approvals and permits which will enable it to construct Landlord's Work in accordance with Tenant's Plans (collectively, the "Governmental Approvals"). Promptly after Tenant's Plans have been finalized, Landlord shall apply for and thereafter diligently pursue the obtaining of the Governmental Approvals.

                 (B)  Landlord's Work.

                      i) Within thirty (30) days of Landlord's securing its Governmental Approvals, Landlord shall commence Landlord's Work. Landlord shall diligently prosecute Landlord's Work to completion.

                      ii) Except for the performance of Landlord's Work, Tenant shall accept possession of the Premises and the Buildings in their present, "as-is" condition.

II.   Section C.2. Tenant's T.I. Allowance.

      (a) Tenant's Obligation. Subject to Landlord's obligation to perform the Landlord's Base Building-Work for the 4000 Building and Landlord's Obligation to pay Tenant's TI Allowance, as set forth herein, Tenant shall be obligated to pay for the Landlord's TI Work.

      (b) Competitive Bidding. Promptly after Tenant's Plans with respect to Landlord's TI Work ("Tenant's TI Plans") have been finalized pursuant to Section C.1 of this Exhibit C, Landlord shall prepare construction bid packages and submit same to not less than three (3) general contractors who, in Landlord's reasonable opinion, are qualified, for the purpose of securing competitive bids to perform Landlord's TI Work. Provided Tenant submits the name of a contractor to Landlord not later than September 1, 1997 and provided such contractor is reasonably approved by Landlord, such approval not to be unreasonably withheld, Landlord will include such contractor as one of those to receive a bid package.

               (c) Bid Process. Landlord shall keep Tenant informed and shall permit Tenant to participate in the bid process and negotiations with contractors who have submitted bids, provided however, that the selection of a contractor shall be the lowest approved bid absent mutual agreement to the contrary. The contractor so selected shall be the contractor to perform Landlord's TI Work. Tenant shall, at its sole cost and expense, appoint a project manager and shall advise Landlord of the same in writing.

               (d)   Definitions.

                     (i) "Initial Payments" mean all payments needed to pay all hard and soft cost of planning, inspecting and constructing Landlord's TI Work, less Tenant's TI Allowance, as such net amount shall be determined by Landlord in Landlord's reasonable discretion, from time to time, and Tenant shall cooperate with Landlord from time to time to aid in Landlord's making such determination.

                     (ii) "Line Item Requirements" means the following budget line items (by category and amount) which shall be part of the budget for Landlord's TI Work:

                           (A)  Construction Management Fees: which shall be
not in excess of 3% of total costs (hard and soft) and if Landlord is performing Landlord's TI Work, then Landlord shall be entitled to such 3% Construction Management Fee.

                           (B)   Labor, Materials and General Contracting
Fees (including permit fees, and design and engineering fees relating to construction): shall not be less, in the aggregate, than $18.00 per rentable square foot (62,752 x $18.00 = $1,129,536) (the "Hard Costs").

                     (iii) "Tenant's TI Allowance" means $25.00 per square foot of rentable space ($25.00 x 62,752 = $1,568,800) which may be used only for "Permitted Costs".

                     (iv) "Permitted Costs" means Line Item Requirements and all bona fide, third party, hard and soft expenses paid to non-affiliates and non-employees of Tenant, in connection with Landlord's TI Work; other reasonable costs incurred by Tenant related to Tenant's occupancy of the Premises and which are generally related to the Premises, including but not limited to preparation of plans, permits, an fees, and moving expenses, cabling, and wiring in the Premises.

                     (v)  "Payment Conditions" means

                           (A)   Landlord's Architect (a Tenant's Architect
if the Early Election was made) has certified in a form reasonably satisfactory to Landlord, that to the best of its knowledge, the Line Item Requirements will be filled:

                           (B)   All costs to be paid are Permitted Costs; and

                           (C)   Tenant is not in default under this Lease.

                     (e)  Payment Of Costs Of Landlord's TI Work

                          (i)   After the payment conditions have been met,
and the Hard Costs have been entirely utilized, Tenant may use the remaining portion of the Tenant's TI Allowance (i.e., $7.00 per square foot) for payment of permitted Costs, and after utilizing the entire Tenant's TI Allowance, all remaining payments for Landlord's TI Work will be paid for by Tenants.

                   (ii) Tenant, on demand, will pay all Landlord's Architect's fees for the review of Tenant's Plans, and the inspecting and preparation of certificates in accordance with this Exhibit C such cost not to exceed $3,000.

                   (iii) Draw requests by Tenant shall be in the form of AIA Documents G702 and G703 and must be accompanied by evidence of Tenant's prior payment for that draw if Tenant is receiving payment. In addition, a statement by Tenant's Architect verifying the percentage of work completed must accompany each draw. Final payment by Landlord will be made only upon the following additional conditions being fulfilled: (A) completion of all improvements to Landlord's satisfaction, (B) delivery to Landlord by Landlord's Architect of a true copy of its Certificate of Occupancy (or similar governmental occupancy permit), (C) Landlord's satisfaction that all bills have been paid for Landlord's TI Work, including, submission of final lien releases from the Tenant's general contractor, and any subcontractors and/or material suppliers either employed by the general contractor or Tenant, (D) any estoppel letter which may be requested by Landlord, being delivered to Landlord; (E) Tenant shall have opened the Premises for business. Tenant hereby expressly grants to Landlord an offset and deduction against Tenant's TI Allowance for all costs, payments and expenses Tenant is obligated to pay to Landlord pursuant to this Lease and which are due and owing to Landlord, at the time Tenant's TI Allowance shall be due.

              (f) Balance Of Tenant's TI Allowance. If after Landlord's TI Work has been finally completed, Landlord's Architect and Tenant's Architect have so certified, all punch list items have been completed, all requirements of Section C.2(e)(iii) have been fulfilled, the unused portion of Tenant's TI Allowance, if any, will be used by Landlord to offset Base Rent next coming due.

              (g) Landlord Warranty. Landlord warrants that, absent Tenant or its agents' failure to maintain the following as required by the terms of this Lease, (i) the Landlord Work shall be free from construction defects and shall operate in a first class manner for a period of one year from substantial completion. (ii) the HVAC system for the 4000 Building shall be free from construction defects and shall operate in a first class manner for a period of five (5) years from substantial completion, and (iii) that the roof for the 4000 Building shall be free from construction defects and shall operate in a first class manner for a period of ten (10) years from substantial completion. All costs to correct any deficiencies during the time periods noted above, shall be borne by Landlord without recoupment or pass-through to Tenant, absent Tenant misuse or abuse which results in a defect.

                              Exhibit D
                              ---------
        Rules and Regulations for the 2000 Building and Common Areas
        ------------------------------------------------------------


Landlord reserves the right to uniformly rescind any of these rules and make such other and further rules and regulations for all tenants as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its Tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the 2000 Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each Tenant's premises. Landlord shall have the right to control and operate the common portions of the 2000 Building and exterior facilities furnished for common use of the Tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems best.

2. No awnings or other projections shall be attached to the outside walls of the 2000 Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the 2000 Building, or placed in hallways or vestibules without prior written consent of Landlord.

4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5. No Tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the 2000 Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6. Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7. No bicycles, baby carriages or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the 2000 Building.

8. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9. No space in the 2000 Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10. No Tenant may change the use of the premises without the prior written approval of Landlord.

11. No Tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the 2000 Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.

12. No Tenant shall throw anything out of the doors, windows, or down corridors or stairs of the 2000 Building.

13. Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein except for: coffee machine, microwave oven, vending machines, kitchen appliances or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord. Pursuant to the Lease, Tenant may install a kitchen in the Premises.

14. No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the 2000 Building rest rooms.

15. Tenants are not to install any additional locks or bolts of any kind upon any door or window of the 2000 Building without prior written consent of Landlord. Each Tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such Tenant, and all Security Access Card to the 2000 Building.

16. All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

17. Tenant shall not use the name of the 2000 Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the 2000 Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

18. Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. No person/company other than 2000 Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

19. All deliveries by vendors, couriers, clients, employees or visitors to the 2000 Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the 2000 Building.

20. Landlord reserves the right to inspect all freight to be brought into the 2000 Building, and to exclude from the 2000 Building all freight or other material which violates any of these rules and regulations.

21. Tenant will refer all contractors, contractors's representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to the 2000 Building. This provision shall apply to all work performed in the 2000 Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the 2000 Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the 2000 Building.

22. Landlord reserves the right to exclude from the 2000 Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the 2000 Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the 2000 Building.

24. No space within the 2000 Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the 2000 Building as lounging areas during "breaks" or during lunch periods.

26. Each Tenant, before closing and leaving their premises, should lower the blinds within their spaces.

27. No canvassing, soliciting or peddling is permitted in the 2000 Building or its common areas by Tenants, their employees, or other persons. Each Tenant shall cooperate to prevent same and shall report any such incident to Landlord's management.

28. No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the 2000 Building.

29. Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each Tenant's space. Removable of these recyclable items will be by Landlord's janitorial personnel.

30. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by landlord, Landlord at its sole option, may arrange for the work to be done at Tenant's expense.

31. Drapes installed by Tenant, which are visible from the exterior of the 2000 Building, must be cleaned by Tenant, at its own expense, at least once a year.

32. No pictures, signage, advertising, decals, banners, etc are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without prior written consent of Landlord.

33. Tenant or Tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

34. Tenant shall be responsible to Landlord for any acts of vandalism performed in the 2000 Building by its employees or visitors.

35. No Tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the 2000 Building and exterior common areas by other Tenants.

36. Intentionally Omitted.

37. Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

38. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not, except if due to Landlord's gross negligence or willful misconduct.

39. Landlord will not permit entrance to Tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

40. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers o the 2000 Building grounds and surrounding areas.

41. Tenant and its employees, invitees, agents, etc. shall not enter other Tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.

                                   Exhibit E

                          Janitorial Specifications

A.  Nightly (Monday through Friday)

    1. Offices and Common Areas

       a. Empty waste receptacles and replace liner as needed.

       b. Boxes of trash will also be removed if clearly labeled "Trash".

       c. Empty and wipe all ash trays.

       d. Vacuum all carpeted areas.

       e. Dust mop all tiled floors, baseboards and damp mop any spillages.

       f. Dust and/or damp wipe clean the following: desks (if cleared), chairs, file cabinets, tables, lamps, pictures and frames, window sills, doors, push and switch plates, and telephones.

       g. Wash and clean all water coolers and/or fountains.

       h. Clean all glazed entrance and elevator doors.

       i. Spot clean carpeting.

    2. Bathrooms

       a. Empty and clean waste receptacles (replace liner if applicable) and wash dispensers.

       b. Sweep and wet mop all floors using disinfectant.

       c. Spot clean all tiled walls and partitions.

       d. Scour, wash and disinfect all basins, bowls, and urinals.

       e. Wash and polish all mirrors, shelves, and bright work including plumbing fixtures.

       f. Refill all paper products and soap dispensers.

B.  Weekly

    1. Render high dusting of all pictures, frames, doors, partitions, pipes, louvers, etc.

    2. Spray buff tiled floors.

C.  Monthly

    1. Machine wash and re-finish bathroom floors.

    2. Sweep and damp mop all stair towers.

    3. Clean all interior partition glass, diffusers, and grilles.

D.  Every Three Months

    1. Strip and re-finish all tiled flooring as appropriate.

E.  Every Four Months

    1. Wash clean all interior and external windows.

F.  Every Six Months

    1. Carpet cleaning of common areas and tenant spaces.

                              Exhibit F

               Costs Allocable to the Premises for Base Amounts

                 (All Amounts in Per Square Foot Format)


                                 2000 Building     4000 Building
                                 -------------     -------------

Operating Costs:
    Insurance                          $0.14       $0.14

    Janitorial                         $0.96       $0.96

    Repairs and Maintenance            $1.79       $1.46

    Administration                     $1.04       $1.00
                                       -----       -----


                         Total:        $3.93       $3.56


    Real Estate Taxes:                 $1.02       $1.10


                              Exhibit G
             (Declaration of Lease Commencement Date)

                               (Section 15.3)

     THIS MEMORANDUM made as of the _____ day of _____, 199__, between BRANDYWINE OPERATING PARTNERSHIP, L.P., with an office at Plaza 1000,
Suite 400 at Main Street in Voorhees, Voorhees, New Jersey 08043 ("Landlord") and AXIOM, INC., with its principal place of business at 2000/4000 Midlantic Drive, Mount Laurel, New Jersey 08054 ("Tenant"), who entered into a lease dated for reference purposes as of August 26, 1997, covering certain premises located at 2000 and 4000 Midlantic Drive, Mount Laurel, New Jersey 08054. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

             1. The Parties to this Memorandum hereby agree that the date of ___________, 199___ is the "Lease Commencement Date" of the Term and that __________________, 199___ is the "Rent Commencement Date".

             2.   Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                  (b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed;

                  (c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

                  (d)    That there are no offsets or credits against rentals;

                  (e)    That the Lease is in full force and effect.

                  (f) That $175,870.02 as the security deposit has been paid.

            3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.


WITNESS:                                      LANDLORD:

                                              BRANDYWINE OPERATING PARTNERSHIP,
                                              L.P.

                                              By: BRANDYWINE REALTY TRUST, its
                                              authorized general partner

-----------------------------------          By: ------------------------------
John Adderly, Jr.                                 Gerard H. Sweeney,
                                                  President

WITNESS:                                      TENANT:

                                              AXIOM INC.

------------------------------------          By: ------------------------------

                                  EXHIBIT H

       (Landlord's Base Building Work Specification for the 4000 Building)


The Landlord at its sole cost and expense, shall make the Base Building Improvements as outlined in the specifications dated 12/26/96.

In addition, Landlord shall include the following in its Base Building work:

I. DEMOLITION/PREPARATION. Landlord has performed or shall perform the following demolition in the 4000 Premises (unless otherwise noted):

         1.1. Remove all existing ceilings and lights and all wiring which would be abandoned in connection with removal of existing lights.

         1.2. Remove all mechanical system components including but not limited to duct work and diffusers.

         1.3. Remove all unused electrical components including but not limited to conduits, wiring, switches and panels.

         1.4. Remove all debris in and surrounding mechanical and electrical systems.

         1.5. Remove all existing drywall partitions and carpeting. Where necessary, tape, spackle and sand existing drywall and soffits; where necessary, drywall, tape and spackle and sand all perimeter walls, columns and perimeter top and bottom bulkheads.

         1.6. All bulkheads in the soffits will be insulated with fiberglass insulation having an ""R'' factor of no less than R7.6.

         1.7. Where necessary, scrape floor to accept carpet and provide level floor.

II. HVAC-DISTRIBUTION SYSTEM. Landlord shall provide six (6) roof top HVAC units. Landlord shall be responsible for providing complete main distribution ductwork and shafts to accommodate Tenant's localized distribution throughout the 4000 Building. Engineered drawings shall be provided as part of the Lease indicating the base building HVAC system, including the base building ductwork. Landlord shall provide a central energy management system to control temperature on the floors and to control the roof mounted HVAC units.

III.     HVAC PERFORMANCE CRITERIA. As stated in Section 8.2 and 9.1.10.

IV.      WINDOWS. Landlord shall repair and replace as necessary.

V. ADA COMPLIANCE. Landlord will ensure that common areas and building access will comply with Title III of ADA.

VI. ELEVATOR SYSTEMS. Landlord shall ensure that elevators are in compliance with building code and Title III of ADA.

VII. FIRE AND LIFE SAFETY SYSTEMS. Landlord will ensure that systems are in compliance with building code and Title III of ADA.

VIII.    MAIN ELECTRICAL SERVICE. Landlord will provide service to all floors.

Base Building Specification
for
4000 Midlantic Drive
Mt. Laurel, NJ  08054

The following specification defines the base building and building shell, beyond which tenant improvement allowances will be used for interior improvements. This specification represents new construction and/or existing conditions for the 4000 Premises.

IX.     BUILDING STATISTICS

        A.     Typical floor to floor height:
                  1st floor;                      15'4"
                  2nd floor;                      13'4"
                  3rd floor;                      13'4"

        B.     Finished floor to ceiling heights:
                  1st floor;                      10'0"
                  2nd floor;                       8'6"
                  3rd floor;                       8'6"

        C.     Typical office bay:                 40'x 48'

        D.     Construction type:                  2c

        E.     Allowable load on upper floors:     100 lbs. per sq. ft.

        F.     Loading:                            On (1) drive-in 10'x12'
                                                   door on south side of the
                                                   building

X. EXTERIOR CONSTRUCTION:

         A.     Wall assembly:                     Metal panel system and
                                                   aluminum frame insulated
                                                   glazing system 48" on
                                                   center with a reflective
                                                   coating with painted
                                                   mullions.

         B.     Roof:                              Single-ply EPDM membrane
                                                   ballasted by river washed
                                                   gravel. Below this
                                                   membrane is 2" thick
                                                   insulation board. The
                                                   overall "R" value for
                                                   the roof is 12.

         C.     Atrium                              Exterior wall system is a
                                                   curtain wall system with
                                                   exposed horizontal and
                                                   vertical.  The glass has
                                                   silverized reflective
                                                   coating and all mullions
                                                   have a painted finish.

XIII. INTERIOR CONSTRUCTION;

           A.   Atrium Lobby:

                Flooring:          High quality polished and flame cut granite
                                   tiles with a 32 oz. cut pile carpet border.

                Walls: Granite up to wainscot height with a mahogany cap. Wall finish to be polymix paint.

                Ceiling:           High quality 2x2 ceiling tile on all
                                   levels.

HVAC: Separate roof top unit to provide air conditioning to the lobby. Heat provided by electric baseboard heaters.

Lighting:            2 X 4 deep dish parabolic fluorescent light fixtures in
                     ceilings over bridges. Also, specialty lighting such as pendants, sconces, etc.

Doors: Aluminum storefront vestibule with tempered glass building entry door.

B.  TOILET ROOMS:

Code:                All restrooms will be ADA compliant.

Floor:               Ceramic tile flooring and base.

Walls: Wainscot high ceramic tile on wet walls. Polymix pain on walls above ceramic tile and on ""dry'' walls.

Ceilings:            ACT ceilings with 2 X 4 fluorescent fixtures.

Fixtures:            New wall mounted toilet fixtures and porcelain bowl
                     lavatories with plastic laminate vanities with lighting valance.

Partitions:          Floor mounted metal with baked enamel finish. Toilet
                     accessories as required.

HVAC:                Exhaust and ventilation according to code.

C.  TENANT SPACES:

Ceilings:            All base building systems installed to allow for
                     installation of 10'0" finished ceiling height on first floor and 8'6" on second and third floors.

Drywall:             All columns to be drywalled, taped and spackled.

D.  VERTICAL TRANSPORTATION

System:              The 4000 Building is equipped with two (2) 2,500 lb.
                     hydraulic elevators, with one cab having double doors for easy loading and unloading.

Cabs: The existing cab enclosure will be removed and replaced with 18 gauge steel with a baked steel base finish and plastic laminate panels. A stainless steel handrail will be installed and a new ceiling with clear anodized aluminum frame with white lexan light diffusers. New car doors with stainless steel doors and frames. Elevators will be ADA compliant with new hall push buttons and hall lanterns.

E.  FIRE PROTECTION

Sprinkler:           The entire building is protected by a wet sprinkler system installed in accordance with NFPA and local authority for office occupancy.

F.  H.V.A.C.

System Performance:  Outdoor design conditions comply with the State energy code requirements and are designed as follows:

Mount Laurel Township Zoning Board of Adjustment

Application of:
WHITESELL ENTERPRISES                            Calendar No. 89-C-14
Lands and Premises:   4000 Midlantic Dr.         Findings of Fact and
Block 503,Lot 2.2.01,3                           Conclusions of Law
                                        Approved - Sign Variance (CSC)

   WHEREAS, this application was brought for hearing before the Mount Laurel

Township Zoning Board of Adjustment on May 3, 1989; and

   WHEREAS, by proofs of service filed with this Board, it appears that the applicant has given written notice of the application to all parties who are required by law to be so notified; and

   WHEREAS, a hearing was held on May 3, 1989, concerning the applicant's request to place two signs on the facade of building (East and West elevation).

   NOW, THEREFORE, the Mount Laurel Township Zoning Board of Adjustment makes the following Findings of Fact and Conclusions of Law with respect to the above entitled application.

          1.  The applicant is the owner of the lands and premises designated on the Mount Laurel Township Tax Map as Block 503, Lot 2, 2.01,3

              on the East side of Midlantic Drive. The property is commonly known as 4000 Midlantic drive.

          2.  The applicant advances the following special reasons;

              Given that CSC occupies 100% of the building and it faces two major highways (New Jersey State Rt. 38 and Interstate Rt. 295)

              we feel two signs are needed to enable motorists to locate CSC more easily.

         3.   The proposed variance is appropriate because of the size,

              shape and location of the existing structure on the property in question.

         4.   This variance can be granted without substantial decriment to the public good and will not substantially impair the intent and the purpose of the Zone Plan and Zoning Ordinance of the

              Township of Mount Laurel.


                                   RESOLUTION

           BE IT RESOLVED, by the Zoning Board of Adjustment of the Township

           of Mount Laurel.

                   Summer                                 Winter

                   91 degrees RDB/75 degrees              10 degrees FDB
                   (1%)                                   (99%)

                   Indoor design conditions for offices:

                   76 degrees F (+/-2 degrees F) for summer

                   72 degrees F (+/-2 degrees F) for winter


                   Ventilation:  The following rates have been used:

                   offices                                20 cfm/person

                   Conference Rms.                        35 cfm/person

                   Public Restroom:                       75 cfm/fixture


                   Electrical loads based on one person per 100 sq. ft.

HVAC System:       Tempered air is provided to all offices areas by six (6)
                   roof-top units through a medium pressure variable air volume (VAV) system which incorporates a return air plenum above the ceiling. Cooling only distribution boxes in the interior and fan powered electric heating on the exterior zones. Tenant Allowance to provide all VAV boxes and all HVAC distribution.

G.  Electrical System:

Power Distribution:

                   Incoming distribution and service entrance is accomplished through a 2,500 amp distribution panel located in the main electrical room located next to the main building. Distribution voltage is 460/277 three (3) phase, four (4) wire with 120/208 low voltage panels.

Usable Power:
                   Total power in excess of 20 watts per sq. ft.
                   Usable power 3 watts per sq. ft.
                   HVAC using 4 watts per sq. ft.
                   Lighting being 4 watts per sq. ft.
                   Misc. (elevators, fans, etc. 2 watts)

Emergency Generator:
                   The building is equipped with a 90 kw diesel fuel powered emergency generator which operates the smoke purge system in the atrium and emergency lighting for the building.

2000 Premises to be delivered in its current as-is condition, without demolition or other base building improvements.

                                   Exhibit I

                                    (Signs)

                                  [Company Letterhead]

                                        May 13, 1997


Mr. Anthony S. Rimikis, CCIM
Vice President: Construction & Development Services
Emmes Realty Services, Inc.
10,000 Midlantic Drive
Mount Laurel, New Jersey 08054

Re:   4000 Midlantic Drive

Dear Mr. Rimikis:

    Per your request I have reviewed the Findings of Fact files for the referenced property and located an application #89-C-14 "CSC". The approval received was to place two signs on the facade of the building (East and West elevation) lettering not to exceed 30" maximum height. I have enclosed a copy of the resolution for your information and/or use.

    If you have any questions regarding this matter, please don't hesitate to let me know.


                                        Very truly yours,

                                        DEPARTMENT OF COMMUNITY DEVELOPMENT
                                        Zoning Division

                                        /s/ Jenifer L. DeSimone

                                        Jenifer L. DeSimone, Zoning Official
                                        Zoning Board of Adjustment Secretary


JLD

cc: Letter

Laurel, in the County of Burlington and State of New Jersey that the foregoing Findings of Fact and Conclusions of Law be and the same are hereby adopted with respect to the above entitled application.

     BE IT FURTHER RESOLVED, the applicant's request to place two signs on the facade of the building (East and West elevation) be and hereby is granted on the condition the lettering does not exceed the 30" maximum.

     AND BE IT FURTHER RESOLVED, that a certified copy of this Resolution and of the Findings of Fact and Conclusions of Law to which it is attached be sent to the applicant, and to the Township Council, the Clerk, Building Inspector and Planning Board of Mount Laurel Township.

                                       /s/ FRANK NARCISO
                                       ---------------------------------------
                                       FRANK NARCISO, CHAIRPERSON
                                       Zoning Board of Adjustment

     CERTIFIED to be a true copy of the Resolution adopted by the Mount Laurel Township Zoning Board of Adjustment at a regular meeting held at the Municipal Center on the 30th day of May, 1989.

                                       /s/ JENIFER L. DeSIMONE
                                       ---------------------------------------
                                       Jenifer L. DeSimone, Secretary
                                       Zoning Board of Adjustment

                              [SITE PLAN]

                                  Exhibit K
                                  ---------

      (Form of Subordination, Non-Disturbance and Attornment Agreement)


                                                                  Buildingname
                                                                Company/Tenant


                        SUBORDINATION, NON-DISTURBANCE
                           AND ATTORNMENT AGREEMENT
                                   (Lease)


     THIS AGREEMENT made as of the     day of          , 1997, between
                                  -----      ----------
NATIONSBANK, N.A., a national banking association having an office at 8300

Greensboro Drive, McLean, Virginia, not individually but acting in its capacity as administrative and documentation agent for the equal and ratable benefit of Co-Lenders, pursuant to and in accordance with the terms and provisions of the Credit Agreement (NationsBank, N.A., acting in its capacity as administrative and documentation agent, or any successor administrative and documentation agent being so designated being hereinafter referred to as

"Agent"), and (COMPANYCAPS), a                      having its principal
                              ----------------------
office at                                    ("Tenant"):
         ------------------------------------


                                 WITNESSETH:
                                 -----------

        WHEREAS Landlord ("Landlord") is the owner of the fee estate in the premises described in Exhibit A attached hereto (the "Premises"); and

        WHEREAS Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of the lease described in Exhibit B attached hereto (the "Lease"); and

        WHEREAS Co-Lenders have agreed on the terms, covenants and provisions of the Credit Agreement to extend to the Landlord and certain affiliates of Landlord a credit facility in the principal sum of up to, but not in excess of $150,000,000 (the "Credit Facility"), which Credit Facility is evidenced by the Credit Facility Notes described in Exhibit B attached hereto (collectively, the "Notes") and secured by, inter alia, the mortgage described in Exhibit B attached hereto (the "Mortgage") covering the Premises and all improvements thereon and appurtenances thereto:

        WHEREAS Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Agent has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Agent and Tenant hereby covenant and agree as follows:

I. All capitalized terms as used in this Agreement shall, unless otherwise defined in this Agreement, have the meanings given to such terms in Exhibit A attached hereto.

II. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

III. Agent agrees that if any action or proceeding is commenced by Agent for the foreclosure of the Mortgage or the sale of the Premises, Tenant shall not be named as a party therein, and the sale of the Premises in any such action or proceeding and the exercise by Agent of any of the Co-Lenders' other rights under the Notes or the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) Tenant shall be in possession of the premises demised under the Lease, (iii) the Lease shall be in full force and effect and (iv) Tenant shall not be in default, beyond applicable cure periods, if any, under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed.

IV. Tenant agrees that if Agent shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Agent and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event Tenant agrees to attorn to Agent and Agent agrees to accept such attornment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and Agent shall not be (i) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (ii) liable for any accrued obligation of Landlord, or for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (iii) required to make any repairs to the Premises or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless Agent shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (iv) required to make any capital improvements to the Premises or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, or (v) subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Agent shall become the owner of the Premises.

V.  Tenant shall not, without obtaining the prior written consent of Agent,
(i) enter into any agreement amending, modifying or terminating the Lease,
(ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Agent's prior consent, shall not be binding upon Agent.

VI. Tenant hereby represents and warrants to Agent that as of the date hereof (i) Tenant is the owner and holder of the tenant's interest under the Lease, (ii) the Lease has not been modified, amended or supplemented in any way and there are no other representations, warranties, agreements, concessions, commitments or other understandings between the Tenant and the Landlord regarding the premises demised under the Lease, (iii) the Lease is
in full force and effect and the term thereof commenced on          , 19  ,
pursuant to the provisions thereof, (iv) the premises demised under the Lease have been completed and Tenant has taken possession of and is occupying the same on a rent paying basis, (v) all improvements and work required under the Lease to be made by the Landlord and all facilities required under the Lease to be furnished to the premises demised under the Lease have been completed to the satisfaction of the Tenant, (vi) the fixed expiration date set forth
in the Lease, excluding renewals and extensions, is               , (vii) the
Tenant neither has any option or right to purchase the Premises or any portion thereof nor does the Tenant have any right or option to terminate the Lease or any of its obligations thereunder in advance of the scheduled termination date of the Lease as noted above, (viii) neither Tenant nor Landlord is in default under any of the terms, covenants or provisions of the Lease and Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute a default or an event of default by Tenant or Landlord under the Lease, (ix) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (x) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof,
(xi) there are no existing defenses, offsets, claims, or credits against the payment of rent or the performance.

of the Tenant's obligations under the Lease and (xii) Tenant has paid to the Landlord a security deposit of $175,870.02.

VII. Tenant shall notify Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Agent shall have received notice of the default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within thirty (30) days after receipt of such notice to commence and to thereafter diligently pursue any action necessary to cure such default.

VIII. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service, or by postage pre-paid, registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if hand delivered or sent by Federal Express, or other reputable courier service, and
(ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

    If to Agent:

    NationsBank, N.A
    Real Estate Banking
    8300 Greensboro Drive
    McLean, Virginia 22102-3604
    Attention: Gary P.F. Carr
                   Vice President


    With a copy to:

    Battle Fowler LLP
    75 East 55th Street
    New York, New York 10022
    Attention: Dean A. Stiffle, Esquire


    If to a Tenant:

    Noticeaddress
    Noticeaddress2

    Attention: Noticename


    With a copy to:

    NoticeCCaddress
    NoticeCCaddress2

    Attention: NoticeCCname


Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

IX. This Agreement shall be binding upon and inure to the benefit of Agent and Tenant and their respective successors and assigns.

X. The term "Agent" as used herein shall include the successors and assigns of Agent and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed of assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The term "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

XI. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

XII. This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.


              IN WITNESS WHEREOF, Agent and Tenant have duly executed this Agreement as of the date first above written.

                                  NATIONSBANK, N.A., not individually but as
                         administrative and documentation agent for the
                                  equal and ratable benefit of Co-Lenders


                                  By:--------------------------------
                                    Name:
                                    Title:

                                          COMPANYCAPS


                                  By:--------------------------------
                                    Name:
                                    Title:

                       INDIVIDUAL ACKNOWLEDGMENT

STATE OF ----------------------------------
                                                SS
COUNTY OF ---------------------------------

          On this ----------- day of -----------------------, 1998, before me, a Notary Public, personally appeared -----------------------------------, who I am satisfied, is the person named in the foregoing instrument, and he/she acknowledged that he/she executed the foregoing instrument as his/her voluntary act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              -----------------------------------------------
                              Notary Public
                              My Commission Expires:
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
                        (PARTNERSHIP ACKNOWLEDGMENT)

STATE OF -------------------------------
                                               SS
COUNTY OF ------------------------------

            On this ------------- day of ---------------------------,1998, before me, a Notary Public, personally appeared --------------------------- who acknowledged himself/herself to be a general partner of ------------------ the -------------------------- partnership named in the foregoing instrument, and that he/she as such general partner, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by himself/herself as such general partner.

           IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                               -----------------------------------------------
                               Notary Public
                               My Commission Expires
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
                        (PARTNERSHIP ACKNOWLEDGMENT)
                        (CORPORATE ACKNOWLEDGMENT)

STATE OF ----------------------
                                   SS
COUNTY OF ---------------------

          On this ----------- day of --------------------, 1998, before me a
Notary Public, personally appeared ------------------------------- who acknowledged himself/herself to be the vice president of ------------------ the corporation named in the foregoing instrument, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes herein contained by signing the name of the corporation by himself/herself as such officer.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   ------------------------------------------
                                   Notary Public
                                   My Commission Expires

                             EXHIBIT A
                      (Description of Premise)

            -----------------------------------------------------------
            -----------------------------------------------------------



                              NATIONSBANK, N.A.,
                              as Agent



                                       and

                                     COMPANY



                     -----------------------------------------
                        SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                     -----------------------------------------


                     Dated:


                                    Location:

                                 Suite, Premises
                             Municipality, County, State





                              RECORD AND RETURN TO:

                               Battle Fowler LLP
                              75 East 55th Street
                             New York, New York 10022
                         Attention: Dean A. Stiffle, Esquire




           -----------------------------------------------------------
           -----------------------------------------------------------

                                  Exhibit L

                              (Stairway Sketch)

                                  KEY PLAN

                                 FLOOR PLAN

                              STAIR/RAMP SECTION

                              RAMP/STAIR SECTION

                              NEW INTERNAL STAIR